EXHIBIT 4.1
GREENHAVEN CONTINUOUS COMMODITY INDEX MASTER FUND
DECLARATION OF TRUST
AND TRUST AGREEMENT
     THIS DECLARATION OF TRUST AND TRUST AGREEMENT (the “Trust Agreement”) of GreenHaven Continuous Commodity Index Master Fund (the “Trust”) is made and entered into as of the 27th day of October, 2006 and as amended on July 29th, 2007, by and among GreenHaven Commodity Services, LLC, a Delaware limited liability company (the “Managing Owner”), CSC Trust Company of Delaware, a Delaware Corporation (the “Trustee”), and GreenHaven Continuous Commodity Index Fund, a Delaware statutory trust (the “Limited Owner”).
RECITALS
     WHEREAS, the Trust was formed on October 27, 2006, pursuant to the execution and filing by the Trustee of the Certificate of Trust; and
     WHEREAS, the Trustee, the Managing Owner and the Limited Owner desire to set forth guidelines regarding the operations of the Trust and certain other matters.
     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Trustee, the Managing Owner and the Limited Owner hereby agree as follows:
ARTICLE I

DEFINITIONS; THE MASTER FUND
     1.1 Definitions. As used in this Trust Agreement, the following terms shall have the following meanings unless the context otherwise requires:
     “Administrator” means any person from time-to-time performing administrative services for the Master Fund pursuant to authority delegated by the Managing Owner.
     “Adjusted Capital Account” means, as of the last day of a taxable period, a Shareholder’s Capital Account as maintained pursuant to Section 6.1, (a) increased by any amounts which such Shareholder is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to Treasury Regulation Section 1.704-2 and decreased by the amount of all losses and deductions that, as of the end of the taxable period, are reasonably expected to be allocated to such Shareholder in subsequent years under Sections
704(e)(2) and 706(d) of the Code and the amount of all distributions that, as of the end of such taxable period, are reasonably expected to be made to such Shareholder in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Capital Account that are reasonably expected to occur during or prior to the year in which such distributions are reasonably expected to be made. The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-l(b)(2)(ii)(d) and shall be interpreted consistently therewith.

     “Adjusted Property” means any property the adjusted basis of which has been adjusted pursuant to Sections 6.1(a) and (b).
     “Affiliate” — An “Affiliate” of a “Person” means (i) any Person directly or indirectly owning, controlling or holding with power to vote ten percent (10%) or more of the outstanding voting securities of such Person, (ii) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such Person, (iii) any Person, directly or indirectly, controlling, controlled by or under common control of such Person, (iv) any employee, officer, director, member, manager or partner of such Person, or (v) if such Person is an employee, officer, director, member, manager or partner, any Person for which such Person acts in any such capacity.
     “Basket” means a Creation Basket or a Redemption Basket, as the context may require.
     “Book-Tax Disparity” means with respect to any item of Adjusted Property, as of the date of any determination, the difference between the adjusted value of such property and the adjusted basis thereof for federal income tax purposes as of such date. A Shareholder’s portion of the Master Fund’s Book-Tax Disparities in all of its Adjusted Property will be reflected by the difference between such Shareholder’s Capital Account balance as maintained pursuant to Section 6.1 and the hypothetical balance of such Shareholder’s Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.
     “Business Day” means a day other than Saturday, Sunday or other day when banks and/or securities exchanges in the City of New York or the City of Wilmington are authorized or obligated by law or executive order to close.
     “Capital Account” means the capital account maintained for a Shareholder or Transferee pursuant to 6.1.
     “Capital Contributions” means the amounts of cash contributed to the Master Fund by a Shareholder in accordance with Article III hereof.
     “CE Act” means the Commodity Exchange Act, as amended.
     “Certificate of Trust” means the Certificate of Trust of the Master Fund in the form attached hereto as Exhibit “A,” filed with the Secretary of State of the State of Delaware pursuant to Section 3810 of the Delaware Trust Statute.
     “CFTC” means the Commodity Futures Trading Commission.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Commodities” means positions in Commodity Contracts, forward contracts, foreign exchange positions and traded physical commodities, as well as cash commodities resulting from any of the foregoing positions.
     “Commodity Broker” means any person who engages in the business of effecting transactions in Commodity Contracts for the account of others or for his, her or its own account.
     “Commodity Contract” means any futures contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point, or any other futures contract or option thereon approved for trading for U.S. persons.

     “Continuous Offering Period” means the period following the conclusion of the Initial Offering Period, during which additional Shares may be sold in Baskets pursuant to this Trust Agreement.
     “Corporate Trust Office” means the principal office at which at any particular time the corporate trust business of the Trustee is administered, which office at the date hereof is located at 2711 Centerville Road, Wilmington, Delaware 19808, Attention: Corporate Trust.
     “Covered Person” means the Trustee, the Managing Owner and their respective Affiliates.
     “Creation Basket” means the minimum number of Limited Shares that may be created at any one time, which shall be 50,000 or such greater or lesser number as the Managing Owner may determine from time-to-time.
     “Creation Basket Capital Contribution” means a Capital Contribution made by the Limited Owner in connection with a Purchase Order Subscription Agreement and the creation of a Creation Basket in an amount equal to the product obtained by multiplying (i) the number of Creation Baskets set forth in the relevant Purchase Order Subscription Agreement by (ii) the Net Asset Value per Basket as of closing time of the Exchange or the last to close of the exchanges on which any one of the Index Commodities is traded, whichever is later, on the Purchase Order Subscription Date.
     “Delaware Trust Statute” means the Delaware Statutory Trust Act, Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801 et seq., as the same may be amended from time-to-time.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
     “Event of Withdrawal” shall have the meaning assigned thereto in Section 13.1 (a).
     “Exchange” means the American Stock Exchange or, if the common units of fractional undivided beneficial interest with limited liability in the profits, losses, distributions, capital and assets of, and ownership of, the Limited Owner shall cease to be listed on the American Stock Exchange and are listed on one or more other exchanges, the exchange on which such common units of the Limited Owner are principally traded, as determined by the Managing Owner.
     “Expenses” shall have the meaning assigned thereto in Section 2.4.
     “Fiscal Quarter” shall mean each period ending on the last day of each March, June, September and December of each Fiscal Year, or, if the Fund is required by law to have Fiscal Year other than a calendar year, such other applicable quarterly period.
     “Fiscal Year” shall have the meaning assigned thereto in Article X.
     “Indemnified Parties” shall have the meaning assigned thereto in Section 2.4.
     “Index” means the Continuous Commodity Total Return Index (CCI-TR) more fully described in the Trust’s registration statement on Form S-l, as it may be amended from time-to-time.
     “Index Commodities” means the underlying Commodities which comprise the Index from time-to-time.
     “Initial Offering Period” means the period commencing with the initial effective date of the Prospectus and terminating no later than the sixtieth (60th) day following such date unless extended for up to an additional ninety (90) days at the sole discretion of the Managing Owner.

     “Internal Revenue Service” or “IRS means the Internal Revenue Service or any successor thereto.
     “Limited Owner” means GreenHaven Continuous Commodity Index Fund, a Delaware statutory trust.
     “Limited Shares” means Shares that are owned by the Limited Owner.
     “Liquidating Trustee” shall have the meaning assigned thereto in Section 13.2
     “Losses” means, in respect of each Fiscal Year of the Master Fund, losses of the Master Fund as determined for U.S. federal income tax purposes, and each item of income, gain, loss or deduction entering into the computation thereof.
     “Managing Owner” means GreenHaven Commodity Services, LLC, or any substitute therefor as provided herein, or any successor thereto by merger or operation of law.
     “Management Fee” means the management fee set forth in Section 4.9.
     “Margin Call” means a demand for additional funds after the initial good faith deposit required to maintain a customer’s account in compliance with the requirements of a particular commodity exchange or of a Commodity Broker.
     “Master Fund” means GreenHaven Continuous Commodity Index Master Fund, the Delaware statutory trust formed pursuant to the Certificate of Trust, the business and affairs of which are governed by this Trust Agreement.
     “Net Asset Value” means the total assets of the Trust Estate of the Master Fund including, but not limited to, all cash and cash equivalents or other securities less total liabilities of the Master Fund, each determined on the basis of generally accepted accounting principles in the United States (“GAAP”), consistently applied under the accrual method of accounting, including, but not limited to, the extent specifically set forth below:
     (a) Net Asset Value shall include any unrealized profit or loss on open Commodities positions and any other credit or debit accruing to the Master Fund but unpaid or not received by the Master Fund.
     (b) All open commodity futures contracts and options traded on a United States exchange are calculated at their then current market value, which shall be based upon the settlement price for that particular commodity futures contract and options traded on the applicable United States exchange on the date with respect to which Net Asset Value is being determined; provided, that if a commodity futures contract or option traded on a United States exchange could not be liquidated on such day, due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the most recent day on which the position could be liquidated shall be the basis for determining the market value of such position for such day. The current market value of all open commodity futures contracts and options traded on a non-United States exchange shall be based upon the settlement price for that particular commodity futures contract or option traded on the applicable non-United States exchange on the date with respect to which Net Asset Value is being determined; provided, that if a commodity futures contract or option traded on a non-United States exchange could not be liquidated on such day, due to the operation of daily limits (if applicable) or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the most recent day on which the position could be liquidated shall be the basis for determining the market value of such position for such day. The current market value of all open forward contracts entered into by the Master Fund shall be the mean between the last bid and last asked prices quoted by the bank or financial institution which is a party to the contract on the date with respect to which

Net Asset Value is being determined; provided, that if such quotations are not available on such date, the mean between the last bid and asked prices on the first subsequent day on which such quotations are available shall be the basis for determining the market value of such forward contract for such day. The Managing Owner may in its discretion value any of the Trust Estate pursuant to such other principles as it may deem fair and equitable so long as such principles are consistent with normal industry standards.
   (c) Interest earned on the Master Fund’s commodity brokerage account shall be accrued at least monthly.
   (d) The amount of any distribution made pursuant to Article VI hereof shall be a liability of the Master Fund from the day when the distribution is declared until it is paid.
     “Net Asset Value Per Share” means the Net Asset Value divided by the number of Shares outstanding on the date of calculation.
     “Net Asset Value Per Basket” means the product obtained by multiplying the Net Asset Value Per Share by the number of Limited Shares comprising a Basket at such time.
     “NFA” means the National Futures Association.
     “Order Cut-Off Time” means 11:00 a.m. New York time, on a Business Day.
     “Organization and Offering Expenses” shall have the meaning assigned thereto in Section 4.8(a)(ii).
     “Percentage Interest” shall be a fraction, the numerator of which is the number of any Shareholder’s Shares and the denominator of which is the total number of Shares outstanding as of the date of determination.
     “Person” means any natural person, partnership, limited liability company, statutory trust, corporation, association, or other legal entity.
     “Pit Brokerage Fee” shall include floor brokerage, clearing fees, NFA fees and Exchange fees.
     “Profits” means, for each Fiscal Year of the Master Fund, profits of the Master Fund as determined for U.S. federal income tax purposes, and each item of income, gain, loss or deduction entering into the computation thereof.
     “Prospectus” means the final prospectus and disclosure document of the Trust, constituting a part of a Registration Statement, as filed with the SEC and declared effective thereby, as the same may at any time and from time to time be amended or supplemented.
     “Purchase Order Subscription Agreement” shall have the meaning assigned thereto in Section 3.2(a)(i).
     “Purchase Order Subscription Date” shall have the meaning assigned thereto in Section 3.2(a)(i).
     “Pyramiding” means the use of unrealized profits on existing Commodities positions to provide margin for additional Commodities positions of the same or a related Commodity.
     “Reconstituted Master Fund” shall have the meaning assigned to such term thereto in Section 13.1(a).

     “Redemption Basket” means the minimum number of Limited Shares that may be redeemed pursuant to Section 7.1, which shall be the number of Limited Shares constituting a Creation Basket on the relevant Redemption Order Date.
     “Redemption Distribution” means the cash delivered in satisfaction of a redemption of a Redemption Basket in accordance with
Section 7.1(c).
     “Redemption Order” shall have the meaning assigned thereto in Section 7.1(a).
     “Redemption Order Date” shall have the meaning assigned thereto in Section 7.1(b).
     “Redemption Settlement Time” shall have the meaning assigned thereto in Section 7.1(d).
     “Registration Statement” means a registration statement on Form S-l, as it may be amended from time to time, filed with the SEC, as the same may at any time and from time to time be further amended or supplemented.
     “Shareholders” generally means the Managing Owner and the Limited Owner, as holders of Shares, where no distinction between them is required by the context in which the term is used. However, if the Master Fund is notified in a manner satisfactory to the Managing Owner as to the identity of a beneficial owner of applicable Shares, such beneficial owner will be treated as a Shareholder owning a direct interest in the Master Fund for purposes of Article VI of this Agreement.
     “Shares” means the common units of fractional undivided beneficial interest in the profits, losses, distributions, capital and assets of, and ownership of, the Master Fund. The Managing Owner’s Capital Contributions shall be represented by “General” Shares and the Limited Owner’s Capital Contributions shall be represented by “Limited” Shares. Shares need not be represented by certificates.
     “Suspended Redemption Order” shall have the meaning assigned thereto in Section 7.1(d).
     “Trust Agreement” means this Declaration of Trust and Trust Agreement, as it may at any time or from time-to-time be amended.
     “Trustee” means CSC Trust Company of Delaware or any substitute therefor as provided herein, acting not in its individual capacity but solely as trustee of the Master Fund.
     “Trust Estate” means any cash, commodity futures, forward and option contracts, all funds on deposit in the Master Fund’s accounts, and any other property held by the Master Fund, and all proceeds therefrom, including any rights of the Master Fund pursuant to any other agreements to which the Master Fund is a party.
     “Unrealized Gain” attributable to Master Fund property means, as of any date of determination, the excess, if any, of the fair market value of such property as of such date over the property’s adjusted basis for federal income tax purposes as of the date of determination.
     “Unrealized Loss” attributable to Master Fund property means, as of any date of determination, the excess, if any, of the property’s adjusted basis for federal income tax purposes as of the date of determination over the fair market value of such property as of such date of determination.

     1.2 Name.
          (a) The name of the Master Fund is “GreenHaven Continuous Commodity Index Master Fund” in which name the Trustee and the Managing Owner may engage in the business of the Master Fund, make and execute contracts and other instruments in the name and on behalf of the Master Fund and sue and be sued in the name and on behalf of the Master Fund.
     1.3 Delaware Trustee; Business Offices.
     (a) The sole Trustee of the Master Fund is CSC Trust Company of Delaware, which is located at the Corporate Trust Office or at such other address in the State of Delaware as the Trustee may designate in writing to the Shareholders. The Trustee shall receive service of process on the Master Fund in the State of Delaware at the foregoing address. In the event CSC Trust Company of Delaware resigns or is removed as the Trustee, the Trustee of the Master Fund in the State of Delaware shall be the successor Trustee.
     (b) The principal office of the Master Fund, and such additional offices as the Managing Owner may establish, shall be located at such place or places inside or outside the State of Delaware as the Managing Owner may designate from time to time in writing to the Trustee and the Limited Owner. Initially, the principal office of the Master Fund shall be at 3340 Peachtree Road, Suite 1910, Atlanta, Georgia 30326.
     1.4 Declaration of Trust. The Trustee hereby acknowledges that the Master Fund has received the sum of $1,000 in a bank account in the name of the Master Fund controlled by the Managing Owner from the Managing Owner as grantor of the Trust, and hereby declares that it shall hold such sum in trust, upon and subject to the conditions set forth herein for the use and benefit of the Shareholders. It is the intention of the parties hereto that the Master Fund shall be a statutory trust under the Delaware Trust Statute and that this Trust Agreement shall constitute the governing instrument of the Master Fund. It is not the intention of the parties hereto to create a general partnership, limited partnership, limited liability company, joint stock association, corporation, bailment or any form of legal relationship other than a Delaware statutory trust except to the extent that the Master Fund is deemed to constitute a partnership under the Code and applicable state and local tax laws. Nothing in this Trust Agreement shall be construed to make the Shareholders partners or members of a joint stock association except to the extent such Shareholders are deemed to be partners under the Code and applicable state and local tax laws. Notwithstanding the foregoing, it is the intention of the parties thereto to create a partnership among the Shareholders for purposes of taxation under the Code and applicable state and local tax laws. Effective as of the date hereof, the Trustee and the Managing Owner shall have all of the rights, powers and duties set forth herein and in the Delaware Trust Statute with respect to accomplishing the purposes of the Master Fund. The Trustee has filed the certificate of trust required by Section 3810 of the Delaware Trust Statute in connection with the formation of the Master Fund under the Delaware Trust Statute.
     1.5. Purpose of the Fund. The purpose of the Master Fund shall be: (a) directly or indirectly to trade, buy, sell, spread or otherwise acquire, hold or dispose of Commodities, including, but not limited to, exchange-traded futures on the Index Commodities with a view to tracking the performance of the Index over time; (b) to enter into forward contracts referencing the Index or one or more of the Index Commodities with a view to tracking the performance of the Index over time; (c) to enter into any lawful transaction and engage in any lawful activities in furtherance of or incidental to the foregoing purposes; and (d) as determined from time to time by the Managing Owner, to engage in any other lawful business or activity for which a statutory trust may be organized under the Delaware Trust Statute. The Master Fund shall have all of the powers specified in Section 15.1 hereof, including, without limitation, all of the powers which may be exercised by a Managing Owner on behalf of the Master Fund under this Trust Agreement.

     1.6 Tax Treatment.
     (a) Each of the parties hereto, by entering into this Trust Agreement directly, or indirectly as a purchaser of units in GREENHAVEN CONTINUOUS COMMODITY INDEX MASTER FUND, (i) expresses its intention that the Shares will qualify under applicable tax law as interests in a partnership which holds the Trust Estate for their benefit, (ii) agrees that it will file its own U.S. federal, state and local income, franchise and other tax returns in a manner that is consistent with the treatment of the Master Fund as a partnership in which each of the Shareholders thereof is a partner, either directly or indirectly, by virtue of holding units in GREENHAVEN CONTINUOUS COMMODITY INDEX MASTER FUND, and (iii) agrees to use reasonable efforts to notify the Managing Owner promptly upon a receipt of any notice from any taxing authority having jurisdiction over such holders of Shares with respect to the treatment of the Shares as anything other than interests in a partnership.
     (b) The Tax Matters Partner (as defined in Section 6231 of the Code and any corresponding state and local tax law) initially shall be the Managing Owner. The Tax Matters Partner, at the expense of the Master Fund, shall prepare or cause to be prepared and filed tax returns as a partnership for U.S. federal, state and local tax purposes and (ii) shall be authorized to perform all duties imposed by Section 6221 et seq. of the Code, including, without limitation: (i) the power to conduct all audits and other administrative proceedings with respect to tax items; (ii) the power to extend the statute of limitations for all Shareholders with respect to tax items; (iii) the power to file a petition with an appropriate U.S. federal court for review of a final administrative adjustment; and (iv) the power to enter into a settlement with the IRS on behalf of, and binding upon, the Limited Owner. The designation made by each Shareholder in this Section 1.6(b), either directly or indirectly as a holder of units in GREENHAVEN CONTINUOUS COMMODITY INDEX MASTER FUND, is hereby approved by each Shareholder as an express condition to becoming a Shareholder. Each Shareholder agrees to take any further action as may be required by regulation or otherwise to effectuate such designation. Subject to Section 4.7, the Master Fund hereby indemnifies, to the full extent permitted by law, the Managing Owner from and against any damages or losses (including attorneys’ fees) arising out of or incurred in connection with any action taken or omitted to be taken by it in carrying out its responsibilities as Tax Matters Partner, provided such action taken or omitted to be taken does not constitute fraud, gross negligence or willful misconduct.
     (c) Each Shareholder shall furnish the Managing Owner and the Trustee with information necessary to enable the Managing Owner to comply with U.S. federal income tax information reporting requirements in respect of such Shareholder’s Shares.
     1.7 General Liability of the Managing Owner.
     (a) The Managing Owner shall be liable for the acts, omissions, obligations and expenses of the Master Fund, to the extent not paid out of the assets of the Master Fund, to the same extent the Managing Owner would be so liable as if the Master Fund was a partnership under the Delaware Revised Uniform Limited Partnership Act and the Managing Owner were a general partner of such partnership. The foregoing provision shall not, however, limit the ability of the Managing Owner to limit its liability by contract. The obligations of the Managing Owner under this Section 1.7 shall be evidenced by its ownership of the General Shares which, solely for purposes of the Delaware Trust Statute, will be deemed to be a separate class of Shares. Without limiting or affecting the liability of the Managing Owner as set forth in this Section 1.7, notwithstanding anything in this Trust Agreement to the contrary, Persons having any claim against the Master Fund by reason of the transactions contemplated by this Trust Agreement and any other agreement, instrument, obligation or other undertaking to which the Master Fund is a party, shall look only to the Trust Estate for payment or satisfaction thereof.

     (b) Subject to Sections 8.1 and 8.3 hereof, no Shareholder, other than the Managing Owner, to the extent set forth above, shall have any personal liability for any liability or obligation of the Master Fund thereof.
     1.8 Legal Title. Legal title to the Trust Estate shall be vested in the Master Fund as a separate legal entity; provided, however, that where applicable law in any jurisdiction requires any part of the Trust Estate to be vested otherwise, the Managing Owner may cause legal title to the Trust Estate or any portion thereof to be held by or in the name of the Managing Owner or any other Person (other than a Shareholder) as nominee.
ARTICLE II
THE TRUSTEE
     2.1 Term; Resignation.
     (a) CSC Trust Company of Delaware has been appointed and hereby agrees to serve as the Trustee of the Master Fund. The Master Fund shall have only one Trustee unless otherwise determined by the Managing Owner. The Trustee shall serve until such time as the Managing Owner removes the Trustee or the Trustee resigns and a successor Trustee is appointed by the Managing Owner in accordance with the terms of Section 2.5 hereof.
          The trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the purpose of satisfying the requirement of Section 3807(a) of the Delaware Statutory Trust Act that the Trust have at least one trustee with a principal place of business in Delaware. It is understood and agreed by the parties hereto that the Trustee shall have none of the duties or liabilities of the Managing Owner. The duties of the Trustee shall be limited to (i) accepting legal process served on the Trust in the State of Delaware, (ii) the execution of any certificates required to be filed with the Secretary of State of the State of Delaware which the Trustee is required to execute under Section 3811 of the Delaware Statutory Trust Act, and (iii) any other duties specifically allocated to the Trustee in the Trust Agreement. To the extent that, at law or in equity, the Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or the Beneficial Owners, it is hereby understood and agreed by the other parties hereto that such duties and liabilities are replaced by the duties and liabilities of the Trustee expressly set forth in this Agreement.
     (b) The Trustee may resign at any time upon the giving of at least sixty (60) days’ advance written notice to the Master Fund; provided, that such resignation shall not become effective unless and until a successor Trustee shall have been appointed by the Managing Owner in accordance with Section 2.5 hereof. If the Managing Owner does not act within such sixty (60) day period, then the Trustee may apply, at the expense of the Trust, to the Court of Chancery of the State of Delaware for the appointment of a successor Trustee.
     2.2 Powers. Except to the extent expressly set forth in Section 1.3 and this Article II, the duty and authority of the Trustee to manage the business and affairs of the Master Fund is hereby delegated to the Managing Owner, which duty and authority the Managing Owner may further delegate as provided herein, all pursuant to Section 3806(b)(7) of the Delaware Trust Statute. The Trustee shall have only the rights, obligations and liabilities specifically provided for herein and shall have no implied rights, duties, obligations and liabilities with respect to the business and affairs of the Master Fund. The Trustee shall have the power and authority to execute and file certificates as required by the Delaware Trust Statute and to accept service of process on the Master Fund in the State of Delaware. The Trustee shall provide prompt notice to the Managing Owner of its performance of any of the foregoing. The Managing Owner shall reasonably keep the Trustee informed of any actions taken by the Managing Owner with respect to the Master Fund that would reasonably be expected to affect the rights, obligations or liabilities of the Trustee hereunder or under the Delaware Trust Statute.
     2.3 Compensation and Expenses of the Trustee. The Trustee shall be entitled to receive from the Managing Owner or an Affiliate of the Managing Owner (including the Master Fund) reasonable compensation for the Trustee’s services hereunder as set forth in a separate fee agreement and shall be entitled to be reimbursed by the Managing Owner or an Affiliate of the Managing Owner (including the Master Fund) for reasonable out-of-pocket expenses incurred by it in the performance of the Trustee’s duties hereunder, including without limitation, the reasonable compensation, out-of-pocket expenses and disbursements of counsel and such other agents as the Trustee may employ in connection with the exercise and performance of its rights and duties hereunder.
     2.4 Indemnification. The Managing Owner agrees (and any additional Managing Owner admitted pursuant to Section 4.2(g) will be deemed to agree), whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and does hereby indemnify, protect, save and keep harmless CSC Trust Company of Delaware (in its capacity as Trustee and individually) and its successors, assigns, legal representatives, officers, directors, managers, employees, agents and servants (the “Indemnified Parties”) from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Trustee on or measured by any compensation received by the Trustee for its services hereunder or any indemnity payments received by the Trustee pursuant to this Section 2.4), claims, actions, suits, costs, expenses or disbursements (including legal fees and expenses) of any kind and nature whatsoever (collectively, “Expenses”), which may be imposed on, incurred by or asserted against the Indemnified Parties in any way relating to or arising out of the formation, operation or termination of the Master Fund, the execution, delivery and performance of any other agreements to which the Master Fund is a party or the action or inaction of the Trustee hereunder or thereunder, except for Expenses resulting from the gross negligence, willful misconduct or recklessness of the Indemnified Parties. The indemnities contained in this Section 2.4 shall survive the termination of this Trust Agreement or the removal or resignation of the Trustee.
     2.5 Successor Trustee. Upon the resignation or removal of the Trustee, the Managing Owner shall appoint a successor Trustee by delivering a written instrument to the outgoing Trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the Delaware Trust Statute. Any resignation or removal of the Trustee and appointment of a successor Trustee shall not become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Managing Owner and any fees and expenses due to the outgoing Trustee are paid. Following compliance with the preceding sentence, the successor Trustee shall become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee under this Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations under this Trust Agreement.
     2.6 Liability of Trustee. Except as otherwise provided in this Article II, in accepting the trust created hereby, CSC Trust Company of Delaware acts solely as Trustee hereunder and not in its individual capacity, and all Persons having any claim against CSC Trust Company of Delaware by reason of the transactions contemplated by this Trust Agreement and any other agreement to which the Master Fund is a party shall look only to the Trust Estate for payment or satisfaction thereof; provided, however, that in no event is the foregoing intended to affect or limit the liability of the Managing Owner as set forth in Section 1.7 hereof. The Trustee shall not be liable or accountable hereunder to the Trust or to any other Person or under any other agreement to which the Master Fund is a party, except for the Trustee’s own gross negligence, willful misconduct or recklessness. In particular, but not by way of limitation:
     (a) The Trustee shall have no liability or responsibility for the validity or sufficiency of this Trust Agreement or for the form, character, genuineness, sufficiency, value or validity of the Trust Estate;

     (b) The Trustee shall not be liable for any actions taken or omitted to be taken by it in accordance with the instructions of the Managing Owner or the Liquidating Trustee;
     (c) The Trustee shall not have any liability for the acts or omissions of the Managing Owner or its delegatees;
     (d) The Trustee shall not be liable for its failure to supervise the performance of any obligations of the Managing Owner or its delegatees or any Commodity Broker;
     (e) No provision of this Trust Agreement shall require the Trustee to act or expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder if the Trustee shall have reasonable grounds for believing that such action, repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;
     (f) Under no circumstances shall the Trustee be liable for indebtedness evidenced by or other obligations of the Master Fund arising under this Trust Agreement or any other agreements to which the Master Fund is a party;
     (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement, or to institute, conduct or defend any litigation under this Trust Agreement or any other agreements to which the Master Fund is a party, at the request, order or direction of the Managing Owner unless the Managing Owner has offered to CSC Trust Company of Delaware (in its capacity as Trustee and individually) security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by CSC Trust Company of Delaware (including, without limitation, the reasonable fees and expenses of its counsel) therein or thereby;
     (h) Notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivision thereof in existence as of the date hereof other than the State of Delaware becoming payable by the Trustee or (iii) subject the Trustee to personal jurisdiction, other than in the State of Delaware, for causes of action arising from personal acts unrelated to the consummation of the transactions by the Trustee, as the case may be, contemplated hereby; and
     (i) To the extent that, at law or in equity, the Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Master Fund, the Shareholders or to any other Person, the Trustee acting under this Trust Agreement shall not be liable to the Master Fund, the Shareholders or to any other Person for its good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of the Trustee otherwise existing at law or in equity are agreed by the parties hereto to replace such other duties and liabilities of the Trustee.
     2.7 Reliance; Advice of Counsel.
     (a) In the absence of bad faith, the Trustee may conclusively rely upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Trust Agreement in determining the truth of the statements and the correctness of the opinions contained therein, and shall incur no liability to anyone in acting on any signature, instrument, notice, resolutions, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties and need not investigate any fact or matter pertaining to or in any such document; provided, however, that the Trustee shall have examined any certificates or opinions so as to reasonably determine compliance of the same with the requirements of this Trust Agreement. The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.
     (b) In the exercise or administration of the Master Fund hereunder and in the performance of its duties and obligations under this Trust Agreement, the Trustee, at the expense of the Managing Owner or an Affiliate of the Managing Owner (including the Master Fund) may act directly or through its agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the Trustee with reasonable care and (ii) may consult with counsel, accountants and other skilled professionals to be selected with reasonable care by it. The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountant or other such Persons.
     2.8 Payments to the Trustee. Any amounts paid to the Trustee pursuant to this Article shall be deemed not to be a part of the Trust Estate immediately after such payment. Any amounts owing to the Trustee under this Trust Agreement shall constitute a claim against the Trust Estate.
ARTICLE III
CREATIONS AND ISSUANCE OF CREATION BASKETS
     3.1 General. The Managing Owner shall have the power and authority, without Limited Owner approval, to issue Shares from time to time as it deems necessary or desirable. The number of Shares authorized shall be unlimited, and the Units so authorized may be represented in part by fractional Shares, calculated to four decimal places. From time-to-time, the Managing Owner may divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interests. The Managing Owner may issue Shares for such consideration and on such terms as it may determine (or for no consideration if pursuant to a Share dividend or split-up), all without action or approval of the Limited Owner. All Shares when so issued on the terms determined by the Managing Owner shall be fully paid and non-assessable. The Shares initially shall be divided into two classes: General Shares and Limited Shares. Every Shareholder, by virtue of having purchased or otherwise an acquired Share, shall be deemed to have expressly consented and agreed to be bound by the terms of this Trust Agreement.
     3.2 Offer of Limited Shares; Procedures for Creation and Issuance of Creation Baskets.
     (a) General. The following procedures, as supplemented by the more detailed procedures agreed from time to time between the Managing Owner and the Limited Owner, will govern the Trust with respect to the creation and issuance of Creation Baskets. Subject to the limitations upon and requirements for issuance of Creation Baskets stated herein and in such procedures, the number of Creation Baskets which may be issued by the Master Fund is unlimited.

     (i) On any Business Day, the Limited Owner may submit to the Managing Owner a purchase order and subscription agreement to subscribe for and agree to purchase one or more Creation Baskets (such request by the Limited Owner, a “Purchase Order Subscription Agreement”). Purchase Order Subscription Agreements must be received by the Managing Owner from the Limited Owner no later than the Order Cut-Off Time on a Business Day (the “Purchase Order Subscription Date”). The Managing Owner will process Purchase Order Subscription Agreements only from the Limited Owner.
     (ii) Any Purchase Order is subject to rejection by the Managing Owner pursuant to Section 3.2(c).
     (iii) After accepting a Purchase Order Subscription Agreement from the Limited Owner, the Managing Owner will issue and deliver Creation Baskets to fill the Limited Owner’s Purchase Order Subscription Agreement as of noon New York time on the Business Day immediately following the Purchase Order Subscription Date, but only if by such time the Managing Owner has received (A) for its own account, the Transaction Fee, and (B) for the account of the Master Fund the Creation Basket Capital Contribution due from the Limited Owner in respect of such Purchase Order Subscription Agreement.
     (b) Issuance of Creation Basket. Upon issuing a Creation Basket pursuant to a Purchase Order Subscription Agreement, the Managing Owner will issue the Creation Basket to the Limited Owner.
     (c) Rejection. The Managing Owner shall have the absolute right, but shall have no obligation, to reject any Purchase Order Subscription Agreement or Creation Basket Capital Contribution: (i) determined by the Managing Owner not to be in proper form; (ii) that the Managing Owner has determined would have adverse tax consequences to the Master Fund or to the Limited Owner; (iii) the acceptance or receipt of which would, in the opinion of counsel to the Managing Owner, be unlawful; or (iv) if circumstances outside the control of the Managing Owner make it for all practical purposes not feasible to process creations of Creation Baskets. The Managing Owner shall not be liable to any person by reason of the rejection of any Purchase Order Subscription Agreement or Creation Basket Capital Contribution.
     (d) Baskets may not be created during the Initial Offering Period.
     3.3 Assets of the Master Fund. All consideration received by the Master Fund for the issue or sale of Creation Baskets together with all of the Trust Estate in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the Master Fund for all purposes, subject only to the rights of creditors of the Master Fund and except as may otherwise be required by applicable tax laws, and shall be so recorded upon the books of account of the Master Fund.
     3.4 Liabilities. The Trust Estate shall be charged with the liabilities of the Master Fund, and all expenses, costs, charges and reserves attributable to the Master Fund. The Managing Owner shall have full discretion, to the extent not inconsistent with applicable law, to determine which items shall be treated as income and which items as capital, and each such determination and allocation shall be conclusive and binding upon the Shareholders.
     3.5 Distributions. Distributions on Shares may be paid with such frequency as the Managing Owner may determine, which may be daily or otherwise, to the Shareholders from such of the income and capital gains, accrued or realized, as the Managing Owner may determine, after providing for actual and accrued liabilities of the Master Fund. All distributions on Shares shall be distributed pro rata to the Shareholders in proportion to the total outstanding Shares held by such Shareholders at the date and time of record established for the payment of such distribution.
     3.6 Voting Rights. Notwithstanding any other provision hereof, on each matter submitted to a vote of the Shareholders, each Shareholder shall be entitled to a proportionate vote based upon the product of the Net Asset Value per Share multiplied by the number of Shares, or fraction thereof, standing in its name on the books of the Master Fund.
     3.7 Equality. Except as provided herein, all Shares shall represent an equal proportionate beneficial interest in the assets of the Master Fund subject to the liabilities of the Master Fund, and each Share shall be equal to each other Share. The Managing Owner may from time to time divide or combine the Shares into a greater or lesser number of Shares without thereby changing the proportionate beneficial interest in the assets of the Master Fund or in any way affecting the rights of Shareholders.
ARTICLE IV
THE MANAGING OWNER
     4.1 Management of the Master Fund. Pursuant to Section 3806(b)(7) of the Delaware Trust Statute, the Master Fund shall be managed by the Managing Owner and the conduct of the Master Fund’s business shall be controlled and conducted solely by the Managing Owner in accordance with this Trust Agreement.
     4.2 Authority of Managing Owner. In addition to and not in limitation of any rights and powers conferred by law or other provisions of this Trust Agreement, and except as limited, restricted or prohibited by the express provisions of this Trust Agreement or the Delaware Trust Statute, the Managing Owner shall have and may exercise on behalf of the Master Fund all powers and rights necessary, proper, convenient or advisable to effectuate and carry out the purposes, business and objectives of the Master Fund, which shall include, without limitation, the following:
     (a) To enter into, execute, deliver and maintain, and to cause the Master Fund to perform its obligations under, contracts, agreements and any or all other documents and instruments, and to do and perform all such things as may be in furtherance of Master Fund purposes or necessary or appropriate for the offer and sale of the Shares and the conduct of Master Fund activities, including, but not limited to, contracts with third parties for commodity brokerage services and/or administrative services, provided, however, that such services may be performed by an Affiliate or Affiliates of the Managing Owner so long as the Managing Owner has made a good faith determination that: (i) the Affiliate which it proposes to engage to perform such services is qualified to do so (considering the prior experience of the Affiliate or the individuals employed thereby); (ii) the terms and conditions of the agreement pursuant to which such Affiliate is to perform services for the Master Fund are no less favorable to the Master Fund than could be obtained from equally- qualified unaffiliated third parties; and (iii) the maximum period covered by the agreement pursuant to which such affiliate is to perform services for the Master Fund shall not exceed one year, and such agreement shall be terminable without penalty upon sixty (60) days’ prior written notice by the Master Fund;
     (b) To establish, maintain, deposit into, sign checks and/or otherwise draw upon accounts on behalf of the Master Fund with appropriate banking and savings institutions, and execute and/or accept any instrument or agreement incidental to the Master Fund’s business and in furtherance of its purposes, any such instrument or agreement so executed or accepted by the Managing Owner in the Managing Owner’s name shall be deemed executed and accepted on behalf of the Master Fund by the Managing Owner;

     (c) To deposit, withdraw, pay, retain and distribute the Trust Estate or any portion thereof in any manner consistent with the provisions of this Trust Agreement;
     (d) To supervise the preparation and filing of the Registration Statement and supplements and amendments thereto, and the Prospectus;
     (e) To pay or authorize the payment of distributions to the Shareholders and expenses of the Master Fund;
     (f) To make any elections on behalf of the Master Fund under the Code, or any other applicable U.S. federal or state tax law as the Managing Owner shall determine to be in the best interests of the Master Fund; and
     (g) In the sole discretion of the Managing Owner, to admit an Affiliate or Affiliates of the Managing Owner as additional Managing Owners. Notwithstanding the foregoing, the Managing Owner may not admit Affiliate(s) of the Managing Owner as an additional Managing Owner if it has received notice of its removal as a Managing Owner, pursuant to Section 8.2(d) hereof, or if the concurrence of at least a majority in interest (over 50%) of the outstanding Shares (not including Shares owned by the Managing Owner) is not obtained.
     4.3 Obligations of the Managing Owner. In addition to the obligations expressly provided by the Delaware Trust Statute or this Trust Agreement, the Managing Owner shall:
     (a) Devote such of its time to the business and affairs of the Master Fund as it shall, in its discretion exercised in good faith, determine to be necessary to conduct the business and affairs of the Master Fund for the benefit of the Master Fund and the Limited Owner;
     (b) Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Master Fund and for the conduct of its business in all appropriate jurisdictions;
     (c) Retain independent public accountants to audit the accounts of the Master Fund;
     (d) Employ attorneys to represent the Master Fund;
     (e) Select the Master Fund’s Trustee, Administrator, and Commodity Brokers;
     (f) Use its best efforts to maintain the status of the Master Fund as a “statutory trust” for state law purposes, and as a “partnership” for U.S. federal income tax purposes;
     (g) Monitor the brokerage fees charged to the Master Fund, and the services rendered by futures commission merchants to the Master Fund, to determine whether the fees paid by, and the services rendered to the Master Fund for futures brokerage are at competitive rates and are the best price and services available under the circumstances, and if necessary, renegotiate the brokerage fee structure to obtain such rates and services for the Master Fund. No material change related to brokerage fees shall be made except upon sixty (60) Business Days’ prior notice to the Limited Owner, which notice shall include a description of the Limited Owner’s voting rights as set forth in Section 8.2 hereof and a description of the Limited Owner’s redemption rights as set forth in Section 7.1 hereof.
     (h) Have fiduciary responsibility for the safekeeping and use of the Trust Estate, whether or not in the Managing Owner’s immediate possession or control, and the Managing Owner will not employ or permit others to employ such funds or assets (including any interest earned thereon as provided for in the Prospectus) in any manner except for the benefit of the Master Fund, including, among other things, the utilization of any portion of the Trust Estate as compensating balances for the exclusive benefit of the Managing Owner. The Managing Owner shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of the Master Fund and in resolving conflicts of interest.
     (i) Refuse to recognize any attempted transfer or assignment of a Share that is not made in accordance with the provisions of Article V; and
     (j) Perform such other services as the Managing Owner believes that the Master Fund may from time to time require.
     4.4 General Prohibitions. The Master Fund shall not:
     (a) Borrow money from or loan money to any Shareholder (including the Managing Owner) or other Person, except that the foregoing is not intended to prohibit (i) the deposit on margin with respect to the initiation and maintenance of Commodities positions or (ii) obtaining lines of credit for the trading of forward contracts; provided, however, that the Master Fund is prohibited from incurring any indebtedness on a non-recourse basis;
     (b) Create, incur, assume or suffer to exist any lien, mortgage, pledge, conditional sales or other title retention agreement, charge, security interest or encumbrance, except: (i) the right and/or obligation of a Commodity Broker to close out sufficient Commodities positions of the Master Fund so as to restore the Master Fund’s account to proper margin status in the event that the Master Fund fails to meet a Margin Call; (ii) liens for taxes not delinquent or being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established; (iii) deposits or pledges to secure obligations under workmen’s compensation, social security or similar laws or under unemployment insurance; (iv) deposits or pledges to secure contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business; or (v) mechanic’s, warehousemen’s, carrier’s, workmen’s, materialmen’s or other like liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith, and for which appropriate reserves have been established if required by GAAP, and liens arising under ERISA;
     (c) Commingle its assets with those of any other Person, except to the extent permitted under the CE Act and the regulations promulgated thereunder;
     (d) Engage in Pyramiding of its Commodities positions; provided, however, that the Managing Owner may take into account open trade equity positions in determining generally whether to require additional Commodities positions;
     (e) Permit rebates to be received by the Managing Owner or any Affiliate of the Managing Owner, or permit the Managing Owner or any Affiliate of the Managing Owner to engage in any reciprocal business arrangements which would circumvent the foregoing prohibition;
     (f) Permit the Managing Owner to share in any portion of brokerage fees related to commodity brokerage services paid with respect to commodity trading activities;
     (g) Enter into any contract with the Managing Owner or an Affiliate of the Managing Owner (except for selling agreements for the sale of Shares) which has a term of more than one (1) year and which does not provide that it may be canceled by the Master Fund without penalty on sixty

(60) days prior written notice or for the provision of goods and services, except at rates and terms at least as favorable as those which may be obtained from third parties in arms-length negotiations;
     (h) Permit churning of its Commodity trading account(s) for the purpose of generating excess brokerage commissions;
     (i) Enter into any exclusive brokerage contract; and
     (j) Cause the Master Fund to elect to be treated as an association taxable as a corporation for U.S. federal income tax purposes.
     4.5 Liability of Covered Persons. A Covered Person shall have no liability to the Master Fund or to any Shareholder or other Covered Person for any loss suffered by the Master Fund which arises out of any action or inaction of such Covered Person if such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Master Fund and such course of conduct did not constitute gross negligence or willful misconduct of such Covered Person. Subject to the foregoing, neither the Managing Owner nor any other Covered Person shall be personally liable for the return or repayment of all or any portion of the capital or profits of the Limited Owner or assignee thereof, it being expressly agreed that any such return of capital or profits made pursuant to this Trust Agreement shall be made solely from the assets of the Master Fund without any rights of contribution from the Managing Owner or any other Covered Person.
     4.6 Fiduciary Duty.
     (a) To the extent that, at law or in equity, the Managing Owner has duties (including fiduciary duties) and liabilities relating thereto to the Master Fund, the Shareholders or to any other Person, the Managing Owner acting under this Trust Agreement shall not be liable to the Master Fund, the Shareholders or to any other Person for its good faith reliance on the provisions of this Trust Agreement subject to the standard of care in Section 4.5 herein. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of the Managing Owner otherwise existing at law or in equity are agreed by the parties hereto to replace such other duties and liabilities of the Managing Owner. Any material changes in the Master Fund’s basic investment policies or structure shall occur only upon the written approval or affirmative vote of Limited Shares equal to at least a majority (over 50%) of the Net Asset Value of the Master Fund (excluding Shares held by the Managing Owner and its Affiliates) of the Master Fund pursuant to Section 11.1(a) below.
     (b) Unless otherwise expressly provided herein:
          (i) whenever a conflict of interest exists or arises between the Managing Owner or any of its Affiliates, on the one hand, and the Master Fund or any Shareholder or any other Person, on the other hand; or
          (ii) whenever this Trust Agreement or any other agreement contemplated herein or therein provides that the Managing Owner shall act in a manner that is, or provides terms that are, fair and reasonable to the Master Fund, any Shareholder or any other Person, the Managing Owner shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Managing Owner, the resolution, action or terms so made, taken or provided by the Managing Owner shall not constitute a breach of this Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Managing Owner at law or in equity or otherwise.
     (c) The Managing Owner and any Affiliate of the Managing Owner may engage in or possess an interest in other profit-seeking or business ventures of any nature or description, independently or with others, whether or not such ventures are competitive with the Master Fund and the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to the Managing Owner. If the Managing Owner acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Master Fund, it shall have no duty to communicate or offer such opportunity to the Master Fund, and the Managing Owner shall not be liable to the Master Fund or to the Shareholders for breach of any fiduciary or other duty by reason of the fact that the Managing Owner pursues or acquires for, or directs such opportunity to another Person or does not communicate such opportunity or information to the Master Fund. Neither the Master Fund nor any Shareholder shall have any rights or obligations by virtue of this Trust Agreement or the Master Fund relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the activities of the Master Fund, shall not be deemed wrongful or improper. Except to the extent expressly provided herein, the Managing Owner may engage or be interested in any financial or other transaction with the Master Fund, the Shareholders or any Affiliate of the Master Fund or the Shareholders.
4.7 Indemnification of the Managing Owner.
     (a) The Managing Owner shall be indemnified by the Master Fund against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Master Fund, provided that (i) the Managing Owner was acting on behalf of or performing services for the Master Fund and has determined, in good faith, that such course of conduct was in the best interests of the Master Fund and such liability or loss was not the result of gross negligence, willful misconduct, or a breach of this Trust Agreement on the part of the Managing Owner and (ii) any such indemnification will only be recoverable from the Trust Estate. All rights to indemnification permitted herein and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Managing Owner, or the withdrawal, adjudication of bankruptcy or insolvency of the Managing Owner, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the U.S. Code by or against the Managing Owner. The source of payments made in respect of indemnification under this Trust Agreement shall be from assets of the Master Fund.
     (b) Notwithstanding the provisions of Section 4.6(a) above, the Managing Owner and any Person acting as broker-dealer for the Master Fund shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.
     (c) The Master Fund shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is herein prohibited.
     (d) Expenses incurred in defending a threatened or pending civil, administrative or criminal action, suit or proceeding against the Managing Owner shall be paid by the Master Fund in advance of the final disposition of such action, suit or proceeding: if (i) the legal action relates to the performance of duties or services by the Managing Owner on behalf of the Master Fund; (ii) the legal action is initiated by a third party who is not the Limited Owner or the legal action is initiated by the Limited Owner and a court of competent jurisdiction specifically approves such advance; and (iii) the Managing Owner undertakes to repay the advanced funds with interest to the Master Fund in cases in which it is not entitled to indemnification under this Section 4.7.
     (e) The term “Managing Owner” as used only in this Section 4.7 shall include, in addition to the Managing Owner, any other Covered Person performing services on behalf of the Master Fund and acting within the scope of the Managing Owner’s authority as set forth in this Trust Agreement.
     (f) In the event the Master Fund is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with the Limited Owner’s (or assignee’s) obligations or liabilities unrelated to Master Fund business, the Limited Owner (or assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Master Fund for all such loss, liability, damage, cost and expense incurred, including attorneys’ and accountants’ fees.
     4.8 Expenses and Limitations Thereon. (a) Organizational and Operating Expenses.
          (i) The Managing Owner or an Affiliate of the Managing Owner shall be responsible for the payment of all Organization and Offering Expenses incurred in connection with the creation of the Master Fund and sale of Shares during or prior to the Initial Offering Period and the Continuous Offering Period.

          (ii) Organization and Offering Expenses shall mean those expenses incurred in connection with the formation, qualification and registration of the Master Fund and the Shares and in offering, distributing and processing the Shares under applicable U.S. federal law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Master Fund or the initial and continuous offering of the Shares, including, but not limited to, expenses such as: (i) initial and ongoing registration fees, filing fees, escrow fees and taxes; (ii) costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the Registration Statement, the Exhibits thereto and the Prospectus during the Initial Offering Period and the Continuous Offering Period; (iii) the costs of qualifying, printing, (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the Shares during the Initial Offering Period and the Continuous Offering Period; and (iv) travel, telegraph, telephone and other expenses in connection with the offering and issuance of the Shares during the Initial Offering Period and the Continuous Offering Period; (v) accounting, licensing fees, auditing and legal fees (including disbursements related thereto) incurred in connection therewith.
     (b) Routine Operational Administrative and Other Ordinary and Extraordinary Expenses. All ongoing charges, costs and expenses of the Master Fund’s operation, including, but not limited to, the routine expenses associated with: (i) all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities; (ii) preparation of monthly, quarterly, annual and other reports required by applicable U.S. federal and state regulatory authorities; (iii) Master Fund meetings and preparing, printing and mailing of proxy statements and reports to Shareholders; (iv) the payment of any distributions related to redemption of Baskets; (v) routine services of the Trustee, legal counsel and independent accountants; (vi) routine accounting and bookkeeping services, whether performed by an outside service provider or by Affiliates of the Managing Owner; (vii) postage and insurance; (viii) client relations and services; (ix) computer equipment and system maintenance; (x) the Management Fee and licensing fees; (xi) required payments to any other service providers of the Master Fund pursuant to any applicable contract; and (xii) extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto) shall be billed to and/or paid by the Master Fund.
     (c) The Managing Owner or any Affiliate of the Managing Owner may only be reimbursed for the actual cost to the Managing Owner or such Affiliate of any expenses which it advances on behalf of the Master Fund for which payment the Master Fund is responsible. In addition, payment to the Managing Owner or such Affiliate for indirect expenses incurred in performing services for the Master Fund in its capacity as the managing owner of the Master Fund, such as salaries and fringe benefits of officers and directors, rent or depreciation, utilities and other administrative items generally falling within the category of the Managing Owner’s “overhead,” is prohibited.

     (d) The Master Fund hereby assumes all of the Limited Owner’s expenses and costs of each and every type whatsoever, which shall be deemed to be and treated for all purposes of this Trust Agreement as expenses and costs of the Master Fund.
     4.9. Compensation of the Managing Owner. The Master Fund shall pay to the Managing Owner, monthly in arrears, a management fee in an amount equal to 0.666% (0.85% per annum) (the “Management Fee”) of the Master Fund’s Net Asset Value as of the end of each month. The Managing Owner shall, in its capacity as a Shareholder, be entitled to receive allocations and distributions pursuant to the provisions of this Trust Agreement.
     4.10 Other Business of Shareholders. Except as otherwise specifically provided herein, any of the Shareholders and any shareholder, officer, director, employee or other person holding a legal or beneficial interest in an entity which is a Shareholder, may engage in or possess an interest in other business ventures of every nature and description, independently or with others, and the pursuit of such ventures, even if competitive with the business of the Master Fund, shall not be deemed wrongful or improper.
     4.11 Voluntary Withdrawal of the Managing Owner. The Managing Owner may withdraw voluntarily as the Managing Owner of the Master Fund only upon one hundred and twenty (120) days’ prior written notice to the Limited Owner and the Trustee. If the withdrawing Managing Owner is the last remaining Managing Owner, the Limited Owner may appoint, effective as of a date on or prior to the withdrawal, a successor Managing Owner who shall carry on the business of the Master Fund. In the event of its removal or withdrawal, the Managing Owner shall be entitled to a redemption of its General Shares at the Net Asset Value thereof on the next Redemption Date following the date of removal or withdrawal. If the Managing Owner withdraws and a successor Managing Owner is named, the withdrawing Managing Owner shall pay all expenses as a result of its withdrawal.
     4.12 Authorization of Registration Statement. The Limited Owner hereby agrees that the Master Fund, the Managing Owner and the Trustee are authorized to execute, deliver and perform the agreements, acts, transactions and matters contemplated hereby or described in or contemplated by the Registration Statement and the Prospectus included therein on behalf of the Master Fund without any further act, approval or vote of the Limited Owner, notwithstanding any other provision of this Trust Agreement, the Delaware Trust Statute or any applicable law, rule or regulation.
     4.13 Litigation. The Managing Owner is hereby authorized to prosecute, defend, settle or compromise actions or claims at law or in equity as may be necessary or proper to enforce or protect the Master Fund’s interests. The Managing Owner shall satisfy any judgment, decree or decision of any court, board or authority having jurisdiction or any settlement of any suit or claim prior to judgment or final decision thereon, first, out of any insurance proceeds available therefor, next, out of the Master Fund’s assets and, thereafter, out of the assets (to the extent that it is permitted to do so under the various other provisions of this Trust Agreement) of the Managing Owner.
ARTICLE V
TRANSFERS OF SHARES
     5.1 Transfer of Managing Owner’s General Shares.
     (a) Upon an Event of Withdrawal (as defined in Section 13.1), the Managing Owner’s Shares shall be purchased by the Master Fund for a purchase price in cash equal to the Net Asset Value thereof. The Managing Owner will not cease to be a Managing Owner of the Master Fund merely upon the occurrence of its making an assignment for the benefit of creditors, filing a voluntary petition in bankruptcy, filing a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, filing an answer or other pleading admitting or failing to contest material allegations of a petition filed against it in any proceeding of this nature or seeking, consenting to or acquiescing in the appointment of a Trustee, receiver or liquidator for itself or of all or any substantial part of its properties.
     (b) To the full extent permitted by law, and on sixty (60) days’ prior written notice to the Limited Owner of its right to vote thereon, if the transaction is other than with an Affiliated entity, nothing in this Trust Agreement shall be deemed to prevent the merger of the Managing Owner with another corporation or other entity, the reorganization of the Managing Owner into or with any other corporation or other entity, the transfer of all the capital stock of the Managing Owner or the assumption of the Shares, rights, duties and liabilities of the Managing Owner by, in the case of a merger, reorganization or consolidation, the surviving corporation or other entity by operation of law or the transfer of the Managing Owner’s Shares to an Affiliate of the Managing Owner. Without limiting the foregoing, none of the transactions referenced in the preceding sentence shall be deemed to be a voluntary withdrawal for purposes of Section 4.11 or an Event of Withdrawal or assignment of Shares for purposes of Sections 5.2(a) or 5.2(c).
     (c) Upon assignment of all of its Shares, the Managing Owner shall not cease to be a Managing Owner of the Master Fund, or to have the power to exercise any rights or powers as a Managing Owner, or to have liability for the obligations of the Master Fund under Section 1.7 hereof, until an additional Managing Owner, who shall carry on the business of the Master Fund, has been admitted to the Master Fund.
     5.2 Transfer of Limited Shares.
     (a) The Managing Owner reserves the right to permit or deny, in its sole discretion, any written requests from the Limited Owner with respect to transferring Limited Shares. Permitted assignees of the Limited Owner shall be admitted as a substitute Limited Owner pursuant to this Article V only upon the Managing Owner’s prior written consent.
     (i) A substituted Limited Owner is a permitted assignee that has been admitted as a Limited Owner with all the rights and powers of a Limited Owner hereunder. If all of the conditions provided in Section 5.2(b) below are satisfied, then the Managing Owner shall admit permitted assignees into the Master Fund as a Limited Owner by making an entry on the books and records of the Master Fund reflecting that such permitted assignees have been admitted as a Limited Owner, and such permitted assignees will be deemed a Limited Owner at such time as such admission is reflected on the books and records of the Master Fund.
     (ii) A permitted assignee is a Person to whom a Limited Owner has assigned its Limited Shares with the consent of the Managing Owner, as provided below in Section 5.2(d) but who has not become a substituted Limited Owner. A permitted assignee shall have no right to vote, to obtain any information on or account of the Master Fund’s transactions or to inspect the Master Fund’s books, but shall only be entitled to receive the share of the profits, or the return of the Capital Contribution, to which its assignor would otherwise be entitled as set forth in Section 5.2(d) below to the extent of the Limited Shares assigned. The Limited Owner agrees that any permitted assignee may become a substituted Limited Owner without the further act or consent of the Limited Owner, regardless of whether its permitted assignee becomes a substituted Limited Owner.
     (iii) A Limited Owner shall bear all extraordinary costs (including attorneys’ and accountants’ fees), if any, related to any transfer, assignment, pledge or encumbrance of its Limited Shares.

     (b) No permitted assignee of the whole or any portion of a Limited Owner’s Limited Shares shall have the right to become a substituted Limited Owner in place of its assignor unless all of the following conditions are satisfied:
     (i) The written consent of the Managing Owner to such substitution shall be obtained, the granting or denial of which shall be within the sole and absolute discretion of the Managing Owner, subject to the provisions of Section 5.2(d)(i).
     (ii) A duly executed and acknowledged written instrument of assignment has been filed with the Master Fund setting forth the intention of the assignor that the permitted assignee become a substituted Limited Owner in its place;
     (iii) The assignor and permitted assignee execute and acknowledge and/or deliver such other instruments as the Managing Owner may deem necessary or desirable to effect such admission, including the execution, acknowledgment and delivery to the Managing Owner, as a counterpart to this Trust Agreement, of a Power of Attorney in the form set forth in the Subscription Agreement; and
     (iv) Upon the request of the Managing Owner, an opinion of the Master Fund’s independent legal counsel is obtained to the effect that (A) the assignment will not jeopardize the Master Fund’s tax classification as a partnership and (B) the assignment does not violate this Trust Agreement or the Delaware Trust Statute.
     (c) Any Person admitted as a Shareholder shall be subject to all of the provisions of this Trust Agreement as if an original signatory hereto.
     (d) Subject to the provisions of Section 5.2(e) below and to the provisions of this Section generally, a Limited Owner, subject to the Managing Owner’s consent, may have the right to assign all or any of its Limited Shares to any assignee by a written assignment (on a form acceptable to the Managing Owner) the terms of which are not in contravention of any of the provisions of this Trust Agreement, which assignment has been executed by the assignor and received by the Master Fund and recorded on the books thereof. An assignee of a Limited Share (or any interest therein) will not be recognized as a permitted assignee without the consent of the Managing Owner, which consent the Managing Owner may withhold in its sole discretion. The Managing Owner shall incur no liability to any investor or prospective investor for any action or inaction by the Managing Owner in connection with the foregoing, provided it acted in good faith.
     (i) Except as specifically provided in this Trust Agreement, a permitted assignee of a Share shall be entitled to receive distributions attributable to the Share acquired by reason of such assignment from and after the effective date of the assignment of such Share to the assignee. The “effective date” of an assignment of a Limited Share shall be determined by the Managing Owner in its sole discretion.
     (ii) Anything herein to the contrary notwithstanding, the Master Fund and the Managing Owner shall be entitled to treat the permitted assignor of such Share as the absolute owner thereof in all respects, and shall incur no liability for distributions made in good faith to the assignor, until such time as the written assignment has been received by, and recorded on the books of, the Master Fund.
     (iii) No assignment or transfer of a Share may be made which would result in the Limited Owner and permitted assignees of the Limited Owner owning, directly or indirectly, individually or in the aggregate, five percent (5%) or more of the stock of the Managing Owner or any related person as defined in Sections 267(b) and 707(b)(l) of the Code. If any such assignment or transfer would otherwise be made by bequest, inheritance of operation of law, the Share transferred shall be deemed sold by the transferor to the Master Fund immediately prior to such transfer.
     (e) The Managing Owner, in its sole discretion, may cause the Master Fund to make, refrain from making, or once having made, to revoke, the election referred to in Section 754 of the Code, and any similar election provided by state or local law, or any similar provision enacted in lieu thereof.
     (f) The Managing Owner, in its sole discretion, may cause the Master Fund to make, refrain from making, or once having made, to revoke the election by a qualified fund under Code Section 988(c)(l)(E)(iii)(V), and any similar election provided by state or local law, or any similar provision enacted in lieu thereof.
     (g) The Limited Owner hereby agrees to indemnify and hold harmless the Master Fund and each Shareholder against any and all losses, damages, liabilities or expense (including, without limitation, tax liabilities or loss of tax benefits) arising, directly or indirectly, as a result of any transfer or purported transfer by the Limited Owner in violation of any provision contained in this Section 5.2.
     (h) A transferee of a Master Fund interest shall succeed to a pro rata portion of the Capital Account of the transferor relating to the Master Fund interest so transferred; provided, however, that if the transfer is found to cause a termination of the partnership under Section 708(b)(l)(B) of the Code, the Master Fund’s properties shall be deemed to have been distributed in liquidation of the Master Fund to the Shareholders (including any transferee) pursuant to Article VIII (after adjusting the balance of the Capital Accounts of Shareholders as provided in Section 6.1) and recontributed by such Shareholders in reconstitution of the Master Fund. Any such deemed distribution shall be treated as an actual distribution for purposes of this Agreement.
ARTICLE VI
DISTRIBUTIONS AND ALLOCATIONS
     6.1 Capital Accounts. The Master Fund shall maintain for each Shareholder (which includes beneficial owners of Master Fund interests where information regarding the identity of such owner has been furnished to the Master Fund in accordance with Section 6031(c) or the Code or any other method acceptable to the Managing Owner in its sole discretion) owning a Master Fund interest a separate Capital Account with respect to such Master Fund interest in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). The initial balance of each Shareholder’s book capital account shall be the amount of its initial Capital Contribution. Such Capital Account shall be (i) increased by the amount of all Capital Contributions made with respect to the Master Fund interest and all items of Master Fund income and gain computed and allocated to the Master Fund Shares in accordance with this Agreement and (ii) decreased by the amount of cash distributions made with respect to such Master Fund interest and all items of Master Fund deduction and loss computed and allocated in accordance with this Agreement.
     (a) Consistent with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(f), upon an issuance of additional Shares for cash, the Capital Accounts of all Shareholders shall, immediately prior to such issuances, be adjusted (consistent with the provisions hereof) upwards or downwards to reflect any Unrealized Gain or Unrealized Loss attributable to each Master Fund property, as if such Unrealized Gain or Loss had been recognized upon an actual sale of each such property, immediately prior to such issuance, and had been allocated to the Shareholders at such time pursuant to Section 6.3.
     (b) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), immediately prior to the distribution of cash in redemption of all or a portion of a Shareholder’s Shares, the Capital Accounts of all Shareholders shall, immediately prior to any such distribution, be adjusted (consistent with the provisions hereof) upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to each Master Fund property, as if such Unrealized Gain or Unrealized Loss had been recognized upon an actual sale of each property, immediately prior to such distribution, and had been allocated to the Shareholders at such time pursuant to Section 6.3.
     6.2 Monthly Closing of Books. Within 45 days after the end of each calendar month or such shorter period as required for the final closing of the books for the taxable year, the Master Fund shall conduct an interim closing of the books as of the end of the last day of that calendar month. On the basis of the closing of the books for each calendar month, the Master Fund shall determine the amount of Profit and Loss attributable to that calendar month. Profits and Losses shall be determined in accordance with the accounting methods followed by the Master Fund for federal income tax purposes.
     6.3 Monthly Allocations. All allocations to Shareholders of items included within the Master Fund’s Profits and Losses attributable to each calendar month shall be allocated solely among the Shareholders recognized as shareholders as of the close of the last trading day of the preceding month, as follows:
     (a) For purposes of maintaining the Capital Accounts and in determining the rights of the Shareholders among themselves, except as otherwise provided in this Article VI, each item of income, gain, loss and deduction shall be allocated among Shareholders in accordance with their respective Percentage Interests.
     (b) Any item of loss or deduction otherwise allocated to the Managing Owner pursuant to Section 6.3(a) which is in excess of such Managing Owner’s positive Adjusted Capital Account balance (following adjustment to reflect the allocation of all other items for such period) shall instead be allocated to the other Shareholders in accordance with their respective Percentage Interests to the extent such item of loss or deduction exceeds such Managing Owner’s Adjusted Capital Account balance; provided that the allocation of any such item to such other Shareholders shall only be made hereunder to the extent the allocation would not result in or increase a negative balance in the Adjusted Capital Account of such other Shareholder. If such an allocation occurs, items of income or gain that would otherwise be allocated to the Managing Owner equal to the amount of such allocated loss or deduction will be allocated to the other Shareholders in accordance with their Percentage Interests as quickly as possible.
     (c) If any Shareholder unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-4(b)(ii)(d)(4), (5) or (6), items of Master Fund income and gain shall be specially allocated to such Shareholder in an amount and manner sufficient to eliminate a deficit in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible. This Section 6.3(c) is intended to constitute a “qualified income offset” within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(d).
     (d) Notwithstanding any other provision of this Agreement, upon or prior to the issuance of additional Shares, the Managing Owner shall have the sole and complete discretion, without the approval of any other Shareholder, to amend any provision of this Article VI in any manner as is necessary, appropriate or advisable to comply with any current or future provisions of the Code or the Treasury Regulations or to implement the terms and conditions of any Shares.

     6.4 Code Section 754 Adjustments. To the extent an adjustment to the tax basis of any Master Fund asset pursuant to Section 743(b) or 743(c) of the Code is required, pursuant to Treasury Regulation Section 1.704-l(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such item of gain or loss shall be specially allocated to the Shareholders in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such regulation. For purposes of computing the adjustments under Section 743(b) of the Code, the Master Fund is authorized (but not required) to adopt a convention whereby the price paid by a transferee of Shares will be deemed to be the lowest quoted closing price of the Shares on the Exchange during the calendar month in which such transfer is deemed to occur pursuant to Section 5.2 without regard to the actual price paid by the transferee.
     6.5 Allocation of Profit and Loss for U.S. Federal Income Tax Purposes.
     (a) Except as otherwise provided, each item of income, gain, loss, deduction and credit of the Master Fund shall be allocated among the Shareholders in accordance with their respective Percentage Interests.
     (b) In an attempt to eliminate Book-Tax Disparities attributable to Adjusted Property, items of income, gain, and loss will be allocated for federal income tax purposes among the Shareholders as follows:
     (i) Items attributable to an Adjusted Property will be allocated among the Shareholders in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Loss attributable to the Adjusted Property and the allocations thereof pursuant to Section 6.3(a) and (b).
     (ii) Any items of income, gain, loss or deduction otherwise allocable under this Section 6.5 shall be subject to allocation by the Managing Owner in a manner designed to eliminate, to the maximum extent possible, Book-Tax Disparities in an Adjusted Property otherwise resulting from the application of the ceiling limitation under Section 704(c) principles to the allocations provided under this Section.
     (iii) Subject to this Section 6.5(b), any items of income, gain, loss or deduction otherwise allocable to the Managing Owner pursuant to Section 6.3(a) that constitutes the tax corollary of an item of “book” income, gain, loss or deduction that has been allocated to the other Shareholders pursuant to Section 6.3(b) shall be allocated to the other Shareholders in the same manner and to the same extent provided in this Section 6.5(b).
     (iv) If any Shareholder unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d), items of income and gain shall be specially allocated to such Shareholder in an amount and manner consistent with the allocations of income and gain pursuant to Section 6.3(c).
     (c) The tax allocations prescribed by this Section 6.5 shall be made to each holder of a Share whether or not the holder is a substituted Limited Owner. For purposes of this Section 6.5, tax allocations shall be made to the Managing Owner’s Shares on a Share-equivalent basis.
     (d) The allocation of income and loss (and items thereof) for U.S. federal income tax purposes set forth in this Section 6.5 is intended to allocate taxable income and loss among Shareholders generally in the ratio and to the extent that net profit and net loss shall be allocated to such Shareholders under Section 6.3 so as to eliminate, to the extent possible, any disparity between a

Shareholder’s book capital account and its tax capital account, consistent with the principles set forth in Sections 704(b) and (c)(2) of the Code.
     (e) Notwithstanding this Section 6.5, if after taking into account any distributions to be made with respect to such Share for the relevant period pursuant to Section 6.7 herein, any allocation would produce a deficit in the book capital account of a Share, the portion of such allocation that would create such a deficit shall instead be allocated pro rata to the book capital accounts of all the remaining Shareholders (subject to the same limitation).
     6.6 Effect of Section 754 Election. All items of income, gain, loss, deduction and credit recognized by the Master Fund for federal income tax purposes and allocated to Shareholders in accordance with the provisions of this Agreement shall be determined without regard to any election under section 754 of the Code which may be made by the Master Fund; provided, however, that such allocations, once made, shall be adjusted as necessary or appropriate to take into account those adjustments permitted or required by Sections 734 or 743 of the Code.
     6.7 Allocation of Distributions. Initially, distributions shall be made by the Managing Owner, and the Managing Owner shall have sole discretion in determining the amount and frequency of distributions, other than redemptions, with respect to the Shares; provided, however, that no distribution shall be made that violates the Delaware Trust Statute. The aggregate distributions made in a Fiscal Year (other than distributions on termination, which shall be allocated in the manner described in Article XIII) shall be allocated among the holders of record of Shares in the ratio in which the number of Shares held of record by each of them bears to the number of Shares held of record by all of the Shareholders as of the record date of such distribution; provided, further, however, that any distribution made in respect of a Share shall not exceed the book capital account for such Share.
     6.8 Admissions of Shareholders; Transfers. For purposes of this Article VI, items of the Master Fund’s income, gain, loss, deduction and credit attributable to a transferred Share shall, for federal income tax purposes, be determined on an annual basis and prorated on a monthly basis (or other basis, as required or permitted by Section 706 of the Code) and shall be allocated to the Shareholders who own the Shares as of the close of the Exchange on the last day of the month in which the transfer is recognized by the Master Fund; provided that, gain or loss on the sale or other disposition of all or a substantial portion of the assets of the Master Fund shall be allocated to the Shareholders who own Shares as of the close of the Exchange on the last day of the month in which such gain or loss is recognized for federal income tax purposes. The Managing Owner may revise, alter or otherwise modify such methods of determination and allocation as it determine necessary, to the extent permitted by Section 706 of the Code and the regulations or rulings promulgated thereunder.
     6.9 Liability for State and Local and Other Taxes. In the event that the Master Fund shall be separately subject to taxation by any state or local or by any foreign taxing authority, the Master Fund shall be obligated to pay such taxes to such jurisdiction. In the event that the Master Fund shall be required to make payments to any U.S. federal, state or local or any foreign taxing authority in respect of any Shareholder’s allocable share of income, the amount of such taxes shall be considered a loan by the Master Fund to such Shareholder, and such Shareholder shall be liable for, and shall pay to the Master Fund, any taxes so required to be withheld and paid over by the Master Fund within ten (10) days after the Managing Owner’s request therefor. Such Shareholder shall also be liable for (and the Managing Owner shall be entitled to redeem additional Shares of the foreign Shareholder as necessary to satisfy) interest on the amount of taxes paid over by the Master Fund to the IRS or other taxing authority, from the date of the Managing Owner’s request for payment to the date of payment or the redemption, as the case may be, at the rate of two percent (2%) over the prime rate charged from time to time by Citibank, N.A. The amount, if any, payable by the Master Fund to the Shareholder in respect of its Shares so redeemed, or in respect of any other actual distribution by the Master Fund to such Shareholder, shall be reduced by any obligations owed to the Master Fund by the Shareholder, including, without limitation, the amount of any taxes required to be paid over by the Master Fund to the IRS or other taxing authority and interest thereon as aforesaid. Amounts, if any, deducted by the Master Fund from any actual distribution or redemption payment to such Shareholder shall be treated as an actual distribution to such Shareholder for all purposes of this Trust Agreement.
     6.10 Consent to Methods. The methods set forth in this Article VI by which Distributions are made and items of Profit and Loss are allocated are hereby expressly consented to by each Shareholder as an express condition to becoming a Shareholder.
ARTICLE VII
REDEMPTIONS
     7.1 Redemption of Redemption Baskets. The following procedures, as supplemented by the more detailed procedures agreed from time-to-time between the Managing Owner and the Limited Owner, will govern the Trust with respect to the redemption of Redemption Baskets.
     (a) On any Business Day, a Shareholder may redeem one or more Redemption Baskets by delivering a request for redemption to the Managing Owner (such request a “Redemption Order”) in accordance with such procedures as the Managing Owner shall from time-to-time determine.
     (b) To be effective, a Redemption Order must be submitted on a Business Day by the Order Cut-Off Time in form satisfactory to the Managing Owner (the Business Day on which the Redemption Order is so submitted, the “Redemption Order Date”). The Managing Owner shall reject any Redemption Order the fulfillment of which its counsel advises may be illegal under applicable laws and regulations, and the Managing Owner shall have no liability to any person for rejecting a Redemption Order in such circumstances.
     (c) Subject to deduction of any tax or other governmental charges due thereon, if any, the redemption distribution (“Redemption Distribution”) shall consist of cash in an amount equal to the product obtained by multiplying (i) the number of Redemption Baskets set forth in the relevant Redemption Order by (ii) the Net Asset Value Per Basket as of the closing time of the Exchange or the last to close of the exchanges on which any of the Index Commodities is traded, whichever is later, on the Redemption Order Date.
     (d) By noon New York time on the Business Day immediately following the Redemption Order Date (the “Redemption Settlement Time”), if the Managing Owner’s account at the Depository has by noon, New York time, on such day been credited with the Redemption Baskets being tendered for redemption and the Managing Owner has by such time received the Transaction Fee, the Managing Owner shall deliver the Redemption Distribution by means of such procedures as the Managing Owner shall determine from time-to-time. If by such Redemption Settlement Time, the Managing Owner has not received from a redeeming Shareholder all Redemption Baskets comprising the Redemption Order, the Managing Owner will (i) settle the Redemption Order to the extent of whole Redemption Baskets received from the Shareholder and (ii) keep the Shareholder’s Redemption Order open until noon, New York time, on the first Business Day following the Redemption Settlement Date as to the balance of the Redemption Order (such balance, the “Suspended Redemption Order”). If the Redemption Basket(s) comprising the Suspended Redemption Order are credited to Managing Owner’s account by noon, New York time, on such following Business Day, the Redemption Distribution with respect to the Suspended Redemption Order shall be paid in the manner provided in the second preceding sentence. If by such Redemption Settlement Time, the Managing Owner has not received from the redeeming Shareholder all Redemption Baskets comprising the Suspended Redemption Order, the Managing Owner will settle the Suspended

Redemption Order to the extent of whole Redemption Baskets then received and any balance of the Suspended Redemption will be cancelled. Notwithstanding the foregoing, when and under such conditions as the Managing Owner may from time to time determine, the Managing Owner shall be authorized to deliver the Redemption Distribution notwithstanding that a Redemption Basket has not been credited to the Trust’s account if the Shareholder has collateralized its obligation to deliver the Redemption Basket on such terms as the Managing Owner may, in its sole discretion, from time to time agree.
     (e) The Managing Owner may, in its discretion, suspend the right of redemption, or postpone the Redemption Settlement Date: (i) for any period during which the Exchange is closed other than customary weekend and holiday closings, or trading is suspended or restricted; (ii) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of the Master Fund’s assets is not reasonably practicable, or (iii) for such other period as the Managing Owner determines to be necessary for the protection of the Limited Owner. The Managing Owner will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.
     (f) Redemption Baskets effectively redeemed pursuant to the provisions of this Section 7.1 shall be cancelled.
     (g) Baskets may not be redeemed during the Initial Offering Period.
     7.2 Other Redemption Procedures. The Managing Owner from time to time may, but shall have no obligation to, establish procedures with respect to redemption of Limited Shares in lot sizes smaller than the Redemption Basket and permitting the Redemption Distribution to be in a form, and delivered in a manner, other than that specified in Section 7.1.
ARTICLE VIII
THE LIMITED OWNER
     8.1 No Management or Control; Limited Liability. The Limited Owner shall not participate in the management or control of the Master Fund’s business nor shall it transact any business for the Master Fund or have the power to sign for or bind the Master Fund, said power being vested solely and exclusively in the Managing Owner. Except as provided in Section 8.3 hereof, the Limited Owner shall not be bound by, or be personally liable for, the expenses, liabilities or obligations of the Master Fund in excess of its Capital Contribution plus its share of any Trust Estate in which the Limited Owner owns a share and profits remaining, if any. Except as provided in Section 8.3 hereof, each Limited Share owned by the Limited Owner shall be fully paid and no assessment shall be made against the Limited Owner. No salary shall be paid to the Limited Owner in its capacity as the Limited Owner, nor shall the Limited Owner have a drawing account or earn interest on its contribution.
     8.2 Rights and Duties. The Limited Owner shall have the following rights, powers, privileges, duties and liabilities:
     (a) The Limited Owner shall have the right to obtain from the Managing Owner information of all things affecting the Master Fund, provided that such is for a purpose reasonably related to the Limited Owner’s interest as a beneficial owner of the Master Fund, including, without limitation, such reports as are set forth in Article IX. The foregoing rights are in addition to, and do not limit, other remedies available to the Limited Owner under U.S. federal or state law.
     (b) The Limited Owner shall receive the share of the distributions provided for in this Trust Agreement in the manner and at the times provided for in this Trust Agreement.

     (c) Except for the Limited Owner’s redemption rights set forth in Article VII hereof, the Limited Owner shall have the right to demand the return of its Capital Account only upon the dissolution and winding up of the Master Fund and only to the extent of funds available therefor. In no event shall the Limited Owner be entitled to demand or receive property other than cash. The Limited Owner shall not have any right to bring an action for partition against the Master Fund.
     (d) The Limited Owner may (i) continue the Master Fund as provided in Section 13.1 (a), (ii) remove the Managing Owner on reasonable prior written notice to the Managing Owner, (iii) elect and appoint one or more additional Managing Owners, or consent to such matters, (iv) approve a material change in investment policies, as set forth in the Prospectus, (v) approve the termination of any agreement entered into between the Master Fund and the Managing Owner or any Affiliate of the Managing Owner for any reason, without penalty, (vi) approve amendments to this Trust Agreement as set forth in Section 11.1 hereof, and (vii) terminate the Trust as provided in Section 13.1(e), and in the case of (iii), (iv) and (v), in each instance on sixty (60) days’ prior written notice.
     Except as set forth above, the Limited Owner shall have no voting or other rights with respect to the Master Fund.
     8.3 Limitation on Liability.
     (a) Except as provided in Sections 4.7(f), 5.2(g) and 6.9 hereof, and as otherwise provided under Delaware law, the Limited Owner shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of Delaware and no Limited Owner shall be liable for claims against, or debts of the Master Fund in excess of his Capital Contribution and its share of the applicable Trust Estate and undistributed profits, except in the event that the liability is founded upon misstatements or omissions contained in such Limited Owner’s participant agreement delivered in connection with its purchase of Shares. In addition, and subject to the exceptions set forth in the immediately preceding sentence, the Master Fund shall not make a claim against a Limited Owner with respect to amounts distributed to such Limited Owner or amounts received by such Limited Owner upon redemption unless, under Delaware law, such Limited Owner is liable to repay such amount.
     (b) The Master Fund shall indemnify to the full extent permitted by law and the other provisions of this Trust Agreement, and to the extent of the applicable Trust Estate, each Limited Owner (excluding the Managing Owner to the extent of its ownership of any Limited Shares) against any claims of liability asserted against such Limited Owner solely because it is a beneficial owner of Shares as a Limited Owner (other than for taxes for which such Limited Owner is liable under Section 6.9 hereof).
     (c) Every written note, bond, contract, instrument, certificate or undertaking made or issued by the Managing Owner shall give notice to the effect that the same was executed or made by or on behalf of the Master Fund and that the obligations of such instrument are not binding upon the Limited Owner individually but are binding only upon the assets and property of the Master Fund, and no resort shall be had to the Limited Owner’s personal property for satisfaction of any obligation or claim thereunder, and appropriate references may be made to this Trust Agreement and may contain any further recital which the Managing Owner deems appropriate, but the omission thereof shall not operate to bind the Limited Owner individually or otherwise invalidate any such note, bond, contract, instrument, certificate or undertaking. Nothing contained in this Section 8.3 shall diminish the limitation on the liability of the Master Fund to the extent set forth in Section 3.3 and 3.4 hereof.

ARTICLE IX
BOOKS OF ACCOUNT AND REPORTS
     9.1 Books of Account. Proper books of account for the Master Fund shall be kept and shall be audited annually by an independent certified public accounting firm selected by the Managing Owner in its sole discretion, and there shall be entered therein all transactions, matters and things relating to the Master Fund’s business as are required by the CE Act and regulations promulgated thereunder, and all other applicable rules and regulations, and as are usually entered into books of account kept by Persons engaged in a business of like character. The books of account shall be kept at the principal office of the Master Fund and each Limited Owner (or any duly constituted designee of a Limited Owner) shall have, at all times during normal business hours, access to and the right to inspect and copy the same for any purpose reasonably related to the Limited Owner’s interest as a beneficial owner of the Master Fund, including such access as is required under CFTC rules and regulations. Such books of account shall be kept, and the Master Fund shall report its Profits and Losses on, the accrual method of accounting for financial accounting purposes on a Fiscal Year basis as described in Article X.
     9.2 Annual Reports and Monthly Statements. Each Limited Owner shall be furnished as of the end of each month and as of the end of each Fiscal Year with (a) such reports (in such detail) as are required to be given to the Limited Owner by the CFTC and the NFA, (b) any other reports (in such detail) required to be given to the Limited Owner by any other governmental authority which has jurisdiction over the activities of the Master Fund and (c) any other reports or information which the Managing Owner, in its discretion, determines to be necessary or appropriate.
     9.3 Tax Information. Appropriate tax information (adequate to enable the Limited Owner to complete and file its U.S. federal tax return) shall be delivered to the Limited Owner as soon as practicable following the end of each Fiscal Year but generally no later than March 30.
     9.4 Calculation of Net Asset Value. Net Asset Value shall be calculated at such times as the Managing Owner shall determine from time-to-time.
     9.5 Maintenance of Records. The Managing Owner shall maintain: (a) for a period of at least six (6) Fiscal Years all books of account required by Section 9.1 hereof; a list of the names and last known address of, and number of Shares owned by, all Shareholders, a copy of the Certificate of Trust and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate has been executed; and copies of the Master Fund’s U.S. federal, state and local income tax returns and reports, if any; and (b) for a period of at least six (6) Fiscal Years copies of any effective written Trust Agreements, participant agreements and any financial statements of the Master Fund. The Managing Owner may keep and maintain the books and records of the Master Fund in paper, magnetic, electronic or other format at the Managing Owner may determine in its sole discretion, provided the Managing Owner uses reasonable care to prevent the loss or destruction of such records.
     9.6 Certificate of Trust. Except as otherwise provided in the Delaware Trust Statute or this Trust Agreement, the Managing Owner shall not be required to mail a copy of any Certificate of Trust filed with the Secretary of State of the State of Delaware to the Limited Owner; however, such certificates shall be maintained at the principal office of the Master Fund and shall be available for inspection and copying by the Limited Owner in accordance with this Trust Agreement. The Certificate of Trust shall not be amended in any respect if the effect of such amendment is to diminish the limitation on interseries liability under Section 3804 of the Delaware Trust Statute.

     9.7 Registration of Shares. The Managing Owner shall keep, at the Master Fund’s principal place of business, a Share register in which, subject to such reasonable regulations as it may provide, it shall provide for the registration of Shares and of transfers of Shares. Subject to the provisions of Article V, the Managing Owner may treat the Person in whose name any Share shall be registered in the Share register as the Shareholder of such Share for the purpose of receiving distributions pursuant to Article VI and for all other purposes whatsoever.
ARTICLE X
FISCAL YEAR
     10.1 Fiscal Year. The Master Fund initially will adopt the calendar year as its taxable year (“Fiscal Year”). The first Fiscal Year of the Master Fund shall commence on the date of filing of the Certificate of Trust. If, after commencement of operations, applicable tax rules require the Master Fund to adopt a taxable year other than the calendar year, then Fiscal Year shall mean such other taxable year as required by Code Section 706 or an alternative taxable year chosen by the Managing Owner which has been approved by the Internal Revenue Service. The Fiscal Year in which the Master Fund shall terminate shall end on the date of termination.
ARTICLE XI
AMENDMENT OF TRUST AGREEMENT; MEETINGS
     11.1 Amendments to the Trust Agreement.
     (a) Amendments to this Trust Agreement may be proposed by the Managing Owner or by any Limited Owner holding Shares equal to at least ten percent (10%) of the Net Asset Value of the Master Fund. Following such proposal, the Managing Owner shall submit to the Limited Owners a verbatim statement of any proposed amendment, and statements concerning the legality of such amendment and the effect of such amendment on the limited liability of the Limited Owners. The Managing Owner shall include in any such submission its recommendations as to the proposed amendment. The amendment shall become effective only upon the written approval or affirmative vote of the Limited Owners and upon receipt of an opinion of independent legal counsel to the effect that the amendment is legal, valid and binding and will not adversely affect the limitations on liability of the Limited Owner as described in Section 8.3 of this Trust Agreement. Notwithstanding the foregoing, where any action taken or authorized pursuant to any provision of this Trust Agreement requires the approval or affirmative vote of the Limited Owners, and/or the approval or affirmative vote of the Managing Owners, an amendment to such provision(s) shall be effective only upon the written approval or affirmative vote of the Shareholders required to take or authorize such action, or as may otherwise be required by applicable law, and upon receipt of an opinion of independent legal counsel as set forth above in this Section 11.1. In addition, except as otherwise provided below, reduction of the Capital Account of any assignee or modification of the percentage of Profits, Losses or distributions to which an assignee is entitled hereunder shall not be affected by amendment to this Trust Agreement without such assignee’s approval.
     (b) Notwithstanding any provision to the contrary contained in Section 11.1(a) hereof, the Managing Owner may, without the approval of the Limited Owner, make such amendments to this Trust Agreement which: (i) are necessary to add to the representations, duties or obligations of the Managing Owner or surrender any right or power granted to the Managing Owner herein, for the benefit of the Limited Owner; (ii) are necessary to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or in the Prospectus, or to make any other provisions with respect to matters or questions arising under this Trust Agreement or the Prospectus which will not be inconsistent with the provisions of the Trust Agreement or the Prospectus; or (iii) the Managing Owner deems advisable, provided, however, that no amendment shall be adopted pursuant to this clause (iii) unless the adoption thereof: (A) is not adverse to the interests of the Limited Owner; (B) is consistent with Section 4.1 hereof; (C) except as otherwise provided in Section ll.l(c) below, does not affect the allocation of Profits and Losses among the Limited Owner or between the Limited Owner and the Managing Owner; and (D) does not adversely affect the limitations on liability of the Limited Owner, as described in Article VIII hereof or the status of the Master Fund as a partnership for U.S. federal income tax purposes. Furthermore, (i) amendments to this Trust Agreement which adversely affect the rights of Limited Owner, (ii) the appointment of a new Managing Owner pursuant to Section 4.2(g) above, (iii) the dissolution of the Master Fund pursuant to Section 13.1(f) below and (iv) any material changes in the Master Fund’s basic investment policies or structure, shall occur in each case only upon the written approval or affirmative vote of the Limited Owner holding Shares equal to at least a majority (over 50%) of the Net Asset Value of the Master Fund (excluding Shares held by the Managing Owner and its Affiliates) pursuant to Section 11.1(a) above.
     (c) Notwithstanding any provision to the contrary contained in Sections 11.1(a) and (b) hereof, the Managing Owner may, without the approval of the Limited Owner, amend the provisions of Article VI of this Trust Agreement relating to the allocations of Profits, Losses, Unrealized Gain, Unrealized Loss and distributions among the Shareholders if the Master Fund is advised at any time by the Master Fund’s accountants or legal counsel that the allocations provided in Article VI of this Trust Agreement are unlikely to be respected for U.S. federal income tax purposes, either because of the promulgation of new or revised Treasury Regulations under Section 704 of the Code or other developments in the law. The Managing Owner is empowered to amend such provisions to the minimum extent necessary in accordance with the advice of the accountants and counsel to effect the allocations and distributions provided in this Trust Agreement. New allocations made by the Managing Owner in reliance upon the advice of the accountants or counsel described above shall be deemed to be made pursuant to the obligation of the Managing Owner to the Master Fund and the Limited Owner, and no such new allocation shall give rise to any claim or cause of action by the Limited Owner.
     (d) Upon amendment of this Trust Agreement, the Certificate of Trust shall also be amended, if required by the Delaware Trust Statute, to reflect such change.
     (e) No amendment shall be made to this Trust Agreement without the consent of the Trustee if it reasonably believes that such amendment adversely affects any of the rights, duties or liabilities of the Trustee; provided, however, that the Trustee may not withhold its consent for any action which the Limited Owner is permitted to take under Section 8.2(d) above. At the expense of the Managing Owner, the Trustee shall execute and file any amendment to the Certificate of Trust if so directed by the Managing Owner or if such amendment is required in the opinion of the Trustee.
     (f) The Trustee shall be under no obligation to execute any amendment to the Trust Agreement or to any agreement to which the Master Fund is a party until the Trustee has received an instruction letter from the Managing Owner, in form and substance reasonably satisfactory to the Trustee (i) directing the Trustee to execute such amendment, (ii) representing and warranting to the Trustee that such execution is authorized and permitted by the terms of the Trust Agreement and (if applicable) such other agreement to which the Master Fund is a party and does not conflict with or violate any other agreement to which the Master Fund is a party and (iii) confirming that such execution and acts related thereto are covered by the indemnity provisions of the Trust Agreement in favor of the Trustee.

     (g) No provision of this Trust Agreement may be amended, waived or otherwise modified orally but only by a written instrument adopted in accordance with this Section.
     11.2 Meetings of the Master Fund. Meetings of the Shareholders of the Master Fund may be called by the Managing Owner and will be called by it upon the written request of the Limited Owner. Such call for a meeting shall be deemed to have been made upon the receipt by the Managing Owner of a written request from the requisite percentage of Limited Owners. The Managing Owner shall deposit in the United States mails, within fifteen (15) days after receipt of said request, written notice to all Shareholders of the Master Fund of the meeting and the purpose of the meeting, which shall be held on a date, not less than thirty (30) nor more than sixty (60) days after the date of mailing of said notice, at a reasonable time and place. Any notice of meeting shall be accompanied by a description of the action to be taken at the meeting and an opinion of independent counsel as to the effect of such proposed action on the liability of Limited Owner for the debts of the Master Fund. Shareholders may vote in person or by proxy at any such meeting.
     11.3 Action without a Meeting. Any action required or permitted to be taken by Shareholders by vote may be taken without a meeting by written consent setting forth the actions so taken. Such written consents shall be treated for all purposes as votes at a meeting. If the vote or consent of any Shareholder to any action of the Master Fund or any Shareholder, as contemplated by this Trust Agreement, is solicited by the Managing Owner, then the solicitation shall be effected by notice to each Shareholder given in the manner provided in Section 15.4. The vote or consent of each Shareholder so solicited shall be deemed conclusively to have been cast or granted as requested in the notice of solicitation, whether or not the notice of solicitation is actually received by that Shareholder, unless the Shareholder expresses written objection to the vote or consent by notice given in the manner provided in Section 15.4 below and actually received by the Master Fund within twenty (20) days after the notice of solicitation is effected. The Managing Owner and all persons dealing with the Master Fund shall be entitled to act in reliance on any vote or consent which is deemed cast or granted pursuant to this Section and shall be fully indemnified by the Master Fund in so doing. Any action taken or omitted in reliance on any such deemed vote or consent of one or more Shareholders shall not be void or voidable by reason of timely communication made by or on behalf of all or any of such Shareholders in any manner other than as expressly provided in Section 15.4.
ARTICLE XII
TERM
     12.1 Term. The term for which the Master Fund is to exist shall commence on the date of the filing of the Certificate of Trust and shall terminate pursuant to the provisions of Article XIII hereof or as otherwise provided by law.
ARTICLE XIII
TERMINATION
     13.1 Events Requiring Dissolution of the Master Fund. The Master Fund shall dissolve at any time upon the happening of any of the following events:

     (a) The filing of a certificate of dissolution or revocation of the Managing Owner’s charter (and the expiration of 90 days after the date of notice to the Managing Owner of revocation without a reinstatement of its charter) or upon the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Managing Owner (each of the foregoing events an “Event of Withdrawal”), unless (i) at the time there is at least one remaining Managing Owner and that remaining Managing Owner carries on the business of the Master Fund or (ii) within 90 days of such Event of Withdrawal all the remaining Shareholders agree in writing to continue the business of the Master Fund and to select, effective as of the date of such event, one or more successor Managing Owners. If the Master Fund is terminated as the result of an Event of Withdrawal and a failure of all remaining Shareholders to continue the business of the Master Fund and to appoint a successor Managing Owner as provided in clause (a)(ii) above, within 120 days of such Event of Withdrawal, the Limited Owner may elect to continue the business of the Master Fund by forming a new statutory trust (the “Reconstituted Master Fund”) on the same terms and provisions as set forth in this Trust Agreement (whereupon the parties hereto shall execute and deliver any documents or instruments as may be necessary to reform the Master Fund). Any such election must also provide for the election of a Managing Owner to the Reconstituted Master Fund. If such an election is made, the Limited Owner of the Master Fund shall be bound thereby and continue as the Limited Owner of the Reconstituted Master Fund.
     (b) The occurrence of any event which would make unlawful the continued existence of the Master Fund.
     (c) In the event of the suspension, revocation or termination of the Managing Owner’s registration as a commodity pool operator or commodity trading advisor under the CE Act, or membership as a commodity pool operator or commodity trading advisor with the NFA, unless at the time there is at least one remaining Managing Owner whose registration or membership has not been suspended, revoked or terminated.
     (d) The Master Fund becomes insolvent or bankrupt.
     (e) The Limited Owner determines to dissolve the Master Fund, notice of which is sent to the Managing Owner not less than ninety (90) Business Days prior to the effective date of termination.
     (f) The determination of the Managing Owner that the aggregate net assets of the Master Fund in relation to the operating expenses of the Master Fund make it unreasonable or imprudent to continue the business of the Master Fund, or, in the exercise of its reasonable discretion, the determination by the Managing Owner to dissolve the Master Fund because the aggregate Net Asset Value of the Master Fund as of the close of business on any Business Day declines below $5 million.
     (g) The Master Fund is required to be registered as an investment company under the Investment Company Act of 1940, as amended.
     13.2 Distributions on Dissolution. Upon the dissolution of the Master Fund, the Managing Owner (or in the event there is no Managing Owner, such person (the “Liquidating Trustee”) as the Limited Owner may propose and approve) shall take full charge of the Trust Estate. Any Liquidating Trustee so appointed shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the Managing Owner under the terms of this Trust Agreement, subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, and provided that the Liquidating Trustee shall not have general liability for the acts, omissions, obligations and expenses of the Master Fund. Thereafter, in accordance with Section 3808(e) of the Delaware Trust Statute, the business and affairs of the Master Fund shall be wound up and all assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order of priority: (a) to the expenses of liquidation and termination and to creditors, including Shareholders who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Master Fund (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for distributions to Shareholders; and (b) to the Managing Owner and the Limited Owner pro rata in accordance with each of its positive book Capital Account balance, less any amount owing by such Shareholder to the Master Fund, after giving effect to all adjustments made pursuant to Article VI and all distributions theretofore made to the Shareholders pursuant to Article VI. After the distribution of all remaining assets of the Master Fund, the Managing Owner will contribute to the Master Fund an amount equal to the lesser of (i) the deficit balance, if any, in its book Capital Account, and (ii) the total Capital Contributions of the Limited Owner. Any Capital Contributions made by the Managing Owner pursuant to this Section shall be applied first to satisfy any amounts then owed by the Master Fund to its creditors, and the balance, if any, shall be distributed to those Shareholders whose book Capital Account balances (immediately following the distribution of any liquidation proceeds) were positive, in proportion to their respective positive book Capital Account balances.
     13.3 Termination; Certificate of Cancellation. Following the dissolution and distribution of the assets of the Master Fund, the Master Fund shall terminate and the Managing Owner or the Liquidating Trustee, as the case may be, shall instruct the Trustee to execute and cause such certificate of cancellation of the Certificate of Trust to be filed in accordance with the Delaware Trust Statute. Notwithstanding anything to the contrary contained in this Trust Agreement, the existence of the Master Fund as a separate legal entity shall continue until the filing of such certificate of cancellation.
ARTICLE XIV
POWER OF ATTORNEY
     14.1 Power of Attorney Executed Concurrently. Concurrently with the written acceptance and adoption of the provisions of this Trust Agreement, the Limited Owner shall execute and deliver to the Managing Owner a Power of Attorney as part of the participant agreement, or in such other form as may be prescribed by the Managing Owner. The Limited Owner, by its execution and delivery hereof, irrevocably constitutes and appoints the Managing Owner and its officers and directors, with full power of substitution, as the true and lawful attorney-in-fact and agent for the Limited Owner with full power and authority to act in its name and on its behalf in the execution, acknowledgment, filing and publishing of Master Fund documents, including, but not limited to, the following:
     (a) Any certificates and other instruments, including but not limited to, any applications for authority to do business and amendments thereto, which the Managing Owner deems appropriate to qualify or continue the Master Fund as a business Master Fund in the jurisdictions in which the Master Fund may conduct business, so long as such qualifications and continuations are in accordance with the terms of this Trust Agreement or any amendment hereto, or which may be required to be filed by the Master Fund or the Shareholders under the laws of any jurisdiction;
     (b) Any instrument which may be required to be filed by the Master Fund under the laws of any state or by any governmental agency, or which the Managing Owner deems advisable to file; and
     (c) This Trust Agreement and any documents which may be required to effect an amendment to this Trust Agreement approved under the terms of the Trust Agreement, and the continuation of the Master Fund, the admission of the signer of the Power of Attorney as a Limited Owner or of others as additional or substituted Limited Owners, or the termination of the Master Fund, provided such continuation, admission or termination is in accordance with the terms of this Trust Agreement.
     14.2 Effect of Power of Attorney. The Power of Attorney concurrently granted by the Limited Owner to the Managing Owner:
     (a) Is a special, irrevocable Power of Attorney coupled with an interest, and shall survive and not be affected by the dissolution, liquidation or termination of the Limited Owner;
     (b) May be exercised by the Managing Owner for the Limited Owner by a facsimile signature of one of its officers or by a single signature of one of its officers acting as attorney-in-fact for all of them; and
     (c) Shall survive the delivery of an assignment by the Limited Owner of the whole or any portion of its Limited Shares; except that where the assignee thereof has been approved by the Managing Owner for admission to the Master Fund as a substituted Limited Owner, the Power of Attorney of the assignor shall survive the delivery of such assignment for the sole purpose of enabling the Managing Owner to execute, acknowledge and file any instrument necessary to effect such substitution.
     The Limited Owner agrees to be bound by any representations made by the Managing Owner and by any successor thereto, determined to be acting in good faith pursuant to such Power of Attorney and not constituting negligence or misconduct.
     14.3 Limitation on Power of Attorney. The Power of Attorney concurrently granted by the Limited Owner to the Managing Owner shall not authorize the Managing Owner to act on behalf of the Limited Owner in any situation in which this Trust Agreement requires the approval of the Limited Owner unless such approval has been obtained as required by this Trust Agreement. In the event of any conflict between this Trust Agreement and any instruments filed by the Managing Owner or any new Managing Owner pursuant to this Power of Attorney, this Trust Agreement shall control.
ARTICLE XV
MISCELLANEOUS
     15.1 Governing Law. The validity and construction of this Trust Agreement and all amendments hereto shall be governed by the laws of the State of Delaware, and the rights of all parties hereto and the effect of every provision hereof shall be subject to and construed according to the laws of the State of Delaware without regard to the conflict of laws provisions thereof; provided, however, that causes of action for violations of U.S. federal or state securities laws shall not be governed by this Section, and provided, further, that the parties hereto intend that the provisions hereof shall control over any contrary or limiting statutory or common law of the State of Delaware (other than the Delaware Trust Statute) and that, to the maximum extent permitted by applicable law, there shall not be applicable to the Master Fund, the Trustee, the Managing Owner, the Shareholders or this Trust Agreement any provision of the laws (statutory or common) of the State of Delaware (other than the Delaware Trust Statute) pertaining to Master Funds which relate to or regulate in a manner inconsistent with the terms hereof: (a) the filing with any court or governmental body or agency of Trustee accounts or schedules of Trustee fees and charges; (b) affirmative requirements to post bonds for Trustees, officers, agents, or employees of a Master Fund; (c) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property; (d) fees or other sums payable to Trustees, officers, agents or employees of a Master Fund; (e) the allocation of receipts and expenditures to income or principal; (f) restrictions or limitations on the permissible nature, amount or concentration of Master Fund investments or requirements relating to the titling, storage or other manner of holding of Master Fund assets; or (g) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of Trustees or managers that are inconsistent with the limitations on liability or authorities and powers of the Trustee or the Managing Owner set forth or referenced in this Trust Agreement. Section 3540 of Title 12 of the Delaware Code shall not apply to the Master Fund. The Master Fund shall be of the type commonly called a “statutory trust,” and without limiting the provisions hereof, the Master Fund may exercise all powers that are ordinarily exercised by such a Master Fund under Delaware law. The Master Fund specifically reserves the right to exercise any of the powers or privileges afforded to statutory trusts and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Master Fund may not exercise such power or privilege or take such actions.
     15.2 Provisions In Conflict With Law or Regulations.
     (a) The provisions of this Trust Agreement are severable, and if the Managing Owner shall determine, with the advice of counsel, that any one or more of such provisions (the “Conflicting Provisions”) are in conflict with the Code, the Delaware Trust Statute or other applicable U.S. federal or state laws, the Conflicting Provisions shall be deemed never to have constituted a part of this Trust Agreement, even without any amendment of this Trust Agreement pursuant to this Trust Agreement; provided, however, that such determination by the Managing Owner shall not affect or impair any of the remaining provisions of this Trust Agreement or render invalid or improper any action taken or omitted prior to such determination. No Managing Owner or Trustee shall be liable for making or failing to make such a determination.
     (b) If any provision of this Trust Agreement shall be held invalid or unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Trust Agreement in any jurisdiction.
     15.3 Construction. In this Trust Agreement, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of this Trust Agreement.
     15.4 Notices. All notices or communications under this Trust Agreement (other than requests for redemption of Shares, notices of assignment, transfer, pledge or encumbrance of Shares, and reports and notices by the Managing Owner to the Limited Owner) shall be in writing and shall be effective upon personal delivery, or if sent by mail, postage prepaid, or if sent electronically, by facsimile or by overnight courier; and addressed, in each such case, to the address set forth in the books and records of the Master Fund or such other address as may be specified in writing, of the party to whom such notice is to be given, upon the deposit of such notice in the United States mail, upon transmission and electronic confirmation thereof or upon deposit with a representative of an overnight courier, as the case may be. Requests for redemption, notices of assignment, transfer, pledge or encumbrance of Shares shall be effective upon timely receipt by the Managing Owner in writing.
     15.5 Counterparts. This Trust Agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all the parties are not signatory to the original or the same counterpart.
     15.6 Binding Nature of Trust Agreement. The terms and provisions of this Trust Agreement shall be binding upon and inure to the benefit of the heirs, custodians, executors, estates, administrators, personal representatives, successors and permitted assigns of the respective Shareholders. For purposes of determining the rights of any Shareholder or assignee hereunder, the Master Fund and the Managing Owner may rely upon the Master Fund records as to who are Shareholders and permitted assignees, and all Shareholders and assignees agree that the Master Fund and the Managing Owner, in determining such rights, shall rely on such records and that Limited Owner and assignees shall be bound by such determination.
     15.7 No Legal Title to Trust Estate. Subject to the provisions of Section 1.8 in the case of the Managing Owner, the Shareholders shall not have legal title to any part of the Trust Estate.
     15.8 Creditors. No creditors of any Shareholders shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the Master Fund Estate.
     15.9 Integration. This Trust Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.
     15.10 Goodwill; Use of Name. No value shall be placed on the name or goodwill of the Trust, which shall belong exclusively to GreenHaven Commodity Services, LLC.
     IN WITNESS WHEREOF, the undersigned have duly executed this Declaration of Trust and Trust Agreement as of the day and year first above written.

CSC TRUST COMPANY OF DELAWARE, as Trustee

By:	/s/

Name:
Title:

GREENHAVEN COMMODITY SERVICES, LLC, as Managing Owner

By:	/s/

Name:
Title:

GREENHAVEN CONTINUOUS COMMODITY INDEX FUND, as Limited Owner

By: GreenHaven Commodity Services, LLC, its sole Managing Owner

By:	/s/

Name:
Title:

EXHIBIT A
CERTIFICATE OF TRUST
OF
GREENHAVEN CONTINUOUS COMMODITY INDEX MASTER FUND
     This Certificate of Trust of GreenHaven Continuous Commodity Index Master Fund (the “Trust”) is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) (the “Act”).
1. Name. The name of the statutory trust formed by this Certificate of Trust is GreenHaven Continuous Commodity Index Master Fund.
2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are CSC Trust Company of Delaware, 2711 Centerville Road, Suite 210, Wilmington, DE 19808.
3. Effective Date. This Certificate of Trust shall be effective upon filing.
     IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a)(l) of the Act.

CSC TRUST COMPANY OF DELAWARE,
not in its individual capacity but solely as Owner Trustee of the Trust

By:	/s/
Name:
Title: